DocuSign Envelope ID: 364E8D32-B2D4-46FC-8EF8-D998B66CECA9

EXECUTION

TERMINATION AGREEMENT

This Termination Agreement (the "**Termination Agreement**") is made as of June 30, 2021, (the "**Effective Date**") by and between:

(1) GSK Consumer Healthcare SARL, formerly known as GSK Consumer Healthcare S.A. (formerly known as Novartis Consumer Health S.A. ("**Novartis CH**")), a société à responsabilité limitée organized under the laws of Switzerland ("**GSK**"); and

(2) NeuroMetrix, Inc. ("**NeuroMetrix**"), a Delaware corporation.

GSK and NeuroMetrix are each referred to herein by name or, individually, as a "**Party**" or collectively, as "**Parties.**"

Recitals

(A) WHEREAS, NeuroMetrix and Novartis CH entered into an Asset Purchase Agreement, dated as of January 12, 2018 (the "**Purchase Agreement**"), pursuant to which NeuroMetrix agreed, among other things, to (i) sell, convey, deliver, transfer and assign to GSK all right, title and interest in, to and under all of the Purchased Assets and (ii) assign to GSK all right, title and interest in, to and under the Ex-US License Agreement (as defined below);

(B) WHEREAS, NeuroMetrix and Novartis CH entered into a Development and Services Agreement, dated as of January 12, 2018, as amended on December 6, 2018 (the "**Development Agreement**");

(C) WHEREAS, NeuroMetrix and Novartis CH entered into an Assignment of License Agreement, dated as of January 12, 2018 (the "**Assignment Agreement**"), pursuant to which NeuroMetrix assigned to GSK all of NeuroMetrix's rights and obligations under that certain License Agreement, made and entered into effective as of December 21, 2017 by and between Quell Intellectual Property Corp., LLC, a Delaware limited liability company ("**SPV**") and NeuroMetrix (the "**Ex-US License Agreement**");

(D) WHEREAS, NeuroMetrix and GlaxoSmithKline, LLC (an Affiliate of GSK) entered into that certain Confidentiality Disclosure Agreement, dated as of May 8, 2017 ("**CDA**"), and that certain Standstill Agreement ("**Standstill Agreement**"), dated as of July 19, 2017;

(E) WHEREAS, following certain discussions and correspondence between the Parties, which have led to the agreement to an Outline of Proposed Terms between the Parties in December, 2020, the Parties mutually desire to terminate the Development Agreement and assign the Assignment of License Agreement back to NeuroMetrix without any admission of fault, liability or wrongdoing by any Party hereto to any other person or entity (the "**Termination**");

(F) WHEREAS, following the Termination, and in exchange for the payment of certain royalties to GSK as set forth herein, NeuroMetrix is acquiring rights, title and interest in, to and under the Purchased Assets, including in, to, and under the SPV, and other certain rights of GSK in intellectual property developed under the Development Agreement, as set forth in <u>Annex A</u> (such intellectual property, the "**GSK Arising IP**," and such acquisition, together with the Termination, the "**Termination Transactions**");

NY: 1295413-1

2 (G) WHEREAS, the Parties have agreed to consummate the Termination on the terms and conditions set forth herein and to establish certain terms and conditions governing the Parties’ respective rights and obligations following such termination. NOW, THEREFORE, in consideration of the mutual covenants contained in this Termination Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows: 1. Definitions and Construction 1.1. Definitions. Unless otherwise specifically provided herein, (a) subject to clause (b), capitalized terms have the meanings ascribed thereto in the Purchase Agreement or Development Agreement, as applicable, and (b) the following terms, when used with a capital letter at the beginning, have the following meanings: “Affiliate” has the meaning set forth in the Development Agreement. “Applicable Law” means the relevant laws, rules, and regulations that may be in effect from time to time. “Assignment Agreement” has the meaning set forth in the recitals hereto. “Auditor” has the meaning set forth in Section 4.5.2. “Business Day” has the meaning set forth in the Development Agreement. “Calendar Quarter” has the meaning set forth in the Development Agreement. “Calendar Year” has the meaning set forth in the Development Agreement. “Commercialization” has the meaning set forth in the Development Agreement. “Change of Control Transaction” means, with respect to NeuroMetrix: (a) the acquisition by any individual, entity or group of beneficial ownership of fifty percent (50%) or more of either (i) the then outstanding shares of common stock of NeuroMetrix or an Affiliate of NeuroMetrix if such Affiliate owns or controls the Device business, or (ii) the combined voting power of the then outstanding voting securities of NeuroMetrix (or of an Affiliate of NeuroMetrix if such Affiliate owns or controls the Device business) entitled to vote generally in the election of directors of NeuroMetrix (or its Affiliate, if applicable); (b) the consummation by NeuroMetrix (or by an Affiliate of NeuroMetrix if such Affiliate owns or controls the Device business) of any acquisition, merger or consolidation involving any Third Party; (c) NeuroMetrix or one of its Affiliates sells or transfers to any Third Party in one or more related transactions assets constituting NeuroMetrix’s Device business in one or more countries in the Territory; or (d) NeuroMetrix or any of its Affiliates enters into a business transaction with a Third Party granting the Third Party the right to market, sell or distribute the Device in one or more countries in the Territory. “Design and Regulatory Documentation” has the meaning set forth in the Purchase Agreement. “Development” has the meaning set forth in the Development Agreement. “Development Agreement” has the meaning set forth in the recitals hereto. “Development Costs” has the meaning set forth in the Development Agreement. “Development Plan” has the meaning set forth in the Development Agreement.

3 “Device” means a TENS device (including all associated Software, mobile applications and associated cloud database services) as developed and modified by GSK pursuant to the Development Agreement, and including any modifications or developments made separately by or on behalf of GSK under any Development Plan under the Development Agreement, as well as may be further developed or modified by or on behalf of NeuroMetrix or any Third Party after the effective date of this Termination Agreement that is available to consumers for purchase without a prescription from a licensed medical professional. “Device” excludes any product for which a prescription is needed to purchase the device. “Dollars” or “$” means United States Dollars. “Effective Date” has the meaning set forth in the recitals hereto. “European Union” means the economic, scientific and political organization of member states as it may be constituted from time to time, but including the United Kingdom. “EU Royalty” has the meaning set forth in Section 4.1.1. “Ex-EU Royalty” has the meaning set forth in Section 4.1.2. “Ex-US License Agreement” has the meaning set forth in the recitals hereto. “FDA” means the United States Food and Drug Administration and any successor agency thereto. “Field” means the treatment of pain in humans by TENS delivered by means of a Device. “First Commercial Sale” means, with respect to the Device and a country, the first sale for monetary value by NeuroMetrix, its Affiliates or licensee in such country for use or consumption by the end user of such Device in each country. NeuroMetrix’s, its Affiliates’ or its or their sublicensees’ transfer of any Device to an Affiliate or sublicensee shall not be construed as a First Commercial Sale. “Government Official” has the meaning set forth in Section 8.1.4. “GSK” has the meaning set forth in the recitals hereto. “GSK Arising IP” has the meaning set forth in the recitals hereto. “GSK Indemnified Party” has the meaning set forth in the Development Agreement. “Indemnified Parties” has the meaning set forth in the Development Agreement. “Losses” means any and all losses, damages, liabilities, costs and expenses (including attorneys’ fees and expenses). “Net Sales” has the meaning set forth in the Development Agreement. “NeuroMetrix” has the meaning set forth in the recitals hereto. “NeuroMetrix Indemnified Party” has the meaning set forth in the Development Agreement. “Original Transaction” means the execution of the Development Agreement, Purchase Agreement, and Assignment Agreement between the Parties and effective as of January 12, 2018. “Party” has the meaning set forth in the recitals hereto. “Patents” has the meaning set forth in the Purchase Agreement.

4 “Payment” has the meaning set forth in Section 4.4. “Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government. “Purchase Agreement” has the meaning set forth in the recitals hereto. “Purchased Assets” has the meaning set forth in Annex B to this Termination Agreement. “Released Claims” has the meaning set forth in Section 5.1. “Released Party” has the meaning set forth in Section 5.1. “Releasing Party” has the meaning set forth in Section 5.1. “Software” has the meaning set forth in the Development Agreement. “SPV” has the meaning set forth in the recitals hereto. “TENS” means transcutaneous electrical nerve stimulation. “Termination Agreement” has the meaning set forth in the recitals hereto. “Territory” means all of the countries in the world other than the United States. “Third Party” means any Person other than NeuroMetrix, GSK, and their respective Affiliates. “Third Party Claims” means any and all suits, investigations, claims or demands of Third Parties. “Transferred Assets” has the meaning set forth in Section 3.3. “VAT” has the meaning set forth in Section 4.4.2. 1.2. Construction. The captions and headings to this Termination Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Termination Agreement. Unless context otherwise clearly requires, whenever used in this Termination Agreement: (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (ii) the word “day” or “year” means a calendar day or Calendar Year unless otherwise specified; (iii) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Termination Agreement; (iv) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Termination Agreement (including any Annexes); (v) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;” (vi) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, email communication, approved minutes or otherwise; (vii) words of any gender include the other gender; (viii) words using the singular or plural number also include the plural or singular number, respectively; (ix) the words “on behalf of” a Party shall not be construed to include either Party’s performance of activities for or on behalf of the other Party; and (x) references to any specific Law shall be deemed to include the then- current amendments thereto or any replacement thereof. This Termination Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof

5 in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Termination Agreement shall be in the English language. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Development Agreement or Asset Purchase Agreement between the Parties, as applicable. In the event of any conflict among the terms of the Purchase Agreement, the Development Agreement or this Termination Agreement, the terms of the Termination Agreement shall apply. 2. Termination 2.1. Termination of Development Agreement. Subject to the terms and conditions of this Termination Agreement and without any further action of the Parties, the Development Agreement is hereby terminated effective as of the Effective Date. From and upon the Effective Date, and except as otherwise provided herein and to the extent required to interpret this Termination Agreement, the Development Agreement is of no further force or effect, and the rights and obligations of each of the Parties thereunder have terminated, including, without limitation, GSK’s commercial launch diligence obligations under Section 3.9.1 of the Development Agreement. For the avoidance of doubt, neither Party shall have any further financial obligation to the other Party except as set forth herein, and, accordingly, GSK will not be required to make any (a) development or regulatory milestone payments to NeuroMetrix as provided under Section 6.1.1 of the Development Agreement or (b) payments for Development Costs as provided under Section 6.2 of the Development Agreement, in both cases (a) and (b) which have not already actually been paid by GSK to NeuroMetrix prior to the Effective Date. 2.2. Effects of Termination of Development Agreement. Notwithstanding any provision of the Development Agreement to the contrary, and except as otherwise provided hereunder, no rights or obligations of, or licenses granted to or by, the Parties under the Development Agreement shall survive. The Parties agree that, for the avoidance of doubt, none of the consequences of termination or expiration of the Development Agreement as provided under Section 11.4 of the Development Agreement (“Consequences of Termination and Expiration”), or as provided under any of provisos (A), (B), (C), (D) and (E) of Section 11.6.2 of the Development Agreement shall be triggered by this Termination Agreement, and that any rights or obligations under Sections 11.4 and 11.6.2 of the Development Agreement expired upon the Effective Date and are of no further force or effect. 2.3. Termination of Assignment Agreement and Ex-US License Agreement. Subject to the terms and conditions of this Termination Agreement, GSK hereby assigns back to NeuroMetrix the Ex-US License Agreement effective as of the Effective Date. For the avoidance of doubt, from and after the Effective Date, with respect to GSK, its rights and obligations under the Ex-US License Agreement shall also terminate as of the Effective Date. Further, as of the Effective Date, GSK shall have no further financial obligation to NeuroMetrix or SPV under the Ex-US License Agreement or under any of SPV’s organizational documents, including that certain Amended and Restated Limited Liability Company Agreement of SPV, dated as of January 12, 2018. 2.4. Effects of Termination of Assignment Agreement and Ex-US License Agreement. Notwithstanding any provision of the Assignment Agreement or the Ex-US License Agreement to the contrary, no rights or obligations of, or licenses granted to or by, the Parties thereunder shall survive.

DocuSign Envelope ID: 364E8D32-B2D4-46FC-8EF8-D998B66CECA9

2.5. Termination of Other Agreements. The Parties agree that the CDA and Standstill Agreement are terminated as of the Effective Date and that no rights or obligations of the Parties thereunder shall survive.

3. Assignment

3.1. Effective as of the Effective Date, and pursuant to the execution of the Bill of Sale in the form attached hereto as Annex C, GSK will assign and transfer to NeuroMetrix all of GSK's right, title and interest in and to the Purchased Assets (including, for the avoidance of doubt, GSK's membership interests in SPV), as such term is defined in the Purchase Agreement and GSK's right, title and interest in and to the GSK Arising IP (in its then-existing form), which for the avoidance of doubt may include any improvements to the Purchased Assets, in each case as set forth in Annex A.

3.2. In furtherance of the assignment of the Patents and patent rights listed on Annex A and Exhibit A of Annex B, GSK will deliver to NMX an executed Patent Assignment Agreement in the form attached hereto as Annex D.

3.3. In furtherance of the assignment of GSK's membership interests in the SPV, GSK will deliver to NMX an executed Second Amended and Restated Agreement of the SPV in the form attached hereto as Annex E.

3.4. The Purchased Assets and the GSK Arising IP assigned from GSK to NeuroMetrix under Section 3.1 shall collectively be referred to as the "**Transferred Assets**."

3.5. NeuroMetrix shall be solely responsible for any costs, fees and expenses associated with the assignment and transfer of the Transferred Assets, and shall reimburse GSK, within forty-five (45) days of delivery of an invoice from GSK, for any such costs, fees and expenses incurred by GSK up to the amount of $90,000 (Ninety Thousand Dollars).

4. Royalties

4.1. Royalty Payments by NeuroMetrix to GSK. As further consideration for the rights granted to NeuroMetrix hereunder, NeuroMetrix shall pay to GSK a royalty, within sixty (60) days of the end of each Calendar Year, on Net Sales of any Device to Third Parties in the Territory, on a country-by-country basis, for such Calendar Year as follows:

4.1.1. commencing upon the First Commercial Sale of the Device in the Field in any country in the European Union and for ten (10) years thereafter in such country, but not to exceed fifteen (15) years from the Effective Date, NeuroMetrix will make an annual royalty payment (the "**EU Royalty**") to GSK with respect to such Device in such country in the amount of 5% (five percent) of the Net Sales in the EU; and

4.1.2. commencing upon the First Commercial Sale of the Device in the Field in other countries outside of the European Union and US and for ten (10) years thereafter in each country, but not to exceed fifteen (15) years from the Effective Date, NeuroMetrix will make an annual royalty payment (the "**Ex-EU Royalty**") to GSK with respect to such Device in such country in the amount of 8% (eight percent) of Net Sales outside of the EU and outside of the U.S.

4.1.3. In the event of a Change of Control Transaction, the EU Royalty and Ex-EU Royalty payments payable to GSK under this Termination Agreement shall continue to apply to any acquiror or successor of NeuroMetrix or its Affiliates or of the Device business (as

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applicable) on the same terms and conditions as applicable to NeuroMetrix hereunder. In conjunction with any such Change of Control Transaction, NeuroMetrix or its Affiliate, as applicable, shall ensure that such acquirer or successor shall expressly assume in writing this Termination Agreement.

4.2. Reports; Financial Records. NeuroMetrix shall calculate all amounts payable to GSK pursuant to this Article 4 at the end of each Calendar Year, which amounts shall be converted to Dollars in accordance with Section 4.3. Each payment of royalties due to GSK shall be accompanied by a statement of the amount of gross sales and Net Sales of the Device in each country in the Territory during the applicable Calendar Year (including such amounts expressed in local currency and as converted to Dollars), and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Year. Without limiting the generality of the foregoing, NeuroMetrix shall require its Affiliates and sublicensees to keep complete and accurate financial books and records pertaining to the Commercialization of the Device hereunder and to account for its Net Sales and provide such reports with respect thereto as if such sales were made by NeuroMetrix. NeuroMetrix shall, and shall cause its Affiliates and its and their sublicensees and subcontractors to, retain such books and records until the later of (a) three (3) years after the end of the period to which such books and records pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof) or for such longer period as may be required by Applicable Law.

4.3. Mode of Payment. All payments to either Party under this Termination Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Termination Agreement, including without limitation any Net Sales and royalties due hereunder, a Party shall convert any amount expressed in a foreign currency into Dollar equivalents in a manner consistent with the Party's customary and usual conversion procedures, used to prepare its audited financial statements for external reporting purposes, provided that such practices use a widely accepted source of published exchange rates.

4.4. Taxes.

4.4.1. General. Amounts payable from NeuroMetrix to GSK pursuant to this Agreement (each, a "**Payment**") shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. Except as provided in this Section 4.4, each Party shall be responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by the payor Party) levied on such Party on account of, or measured in whole or in part by reference to, any Payments it makes or receives. NeuroMetrix shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if GSK is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to NeuroMetrix or the appropriate governmental authority (with the assistance of NeuroMetrix to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve NeuroMetrix of its obligation to withhold such tax, and NeuroMetrix shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that NeuroMetrix has received evidence, in a form satisfactory to it, of GSK's delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to

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the time that the Payments are due. If, in accordance with the foregoing, NeuroMetrix withholds any amount, it shall pay to GSK the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to GSK proof of such payment within ten (10) days following such payment, and provide GSK with reasonable documentation or other assistance as necessary to enable GSK to claim any available credit or other allowance for such withheld amount.

4.4.2. Value Added Tax. Notwithstanding anything contained in Section 4.4.1, this Section 4.4.2 shall apply with respect to value added tax ("**VAT**"). All Payments are exclusive of VAT. If any VAT is chargeable in respect of any Payments, NeuroMetrix shall pay VAT at the applicable rate in respect of any such Payments following the receipt of a VAT invoice in the appropriate form issued by GSK in respect of those Payments, such VAT to be payable on the later of the due date of the payment of the Payments to which such VAT relates and thirty (30) days after the receipt by NeuroMetrix of the applicable invoice relating to that VAT payment.

4.5. Audit.

4.5.1. Procedures. At the request of GSK, NeuroMetrix shall, and shall cause its Affiliates and sublicensees to, permit an independent auditor designated by GSK and reasonably acceptable to NeuroMetrix, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 4.2 solely pertaining to the Device to ensure the accuracy of all reports and payments made hereunder. Such examinations may not (i) be conducted for any Calendar Quarter more than three (3) years after the end of such quarter, (ii) be conducted more than once in any twelve (12) month period (unless a previous audit during such twelve (12)-month period revealed an underpayment (or with respect to any reimbursement, an overpayment) with respect to such period) or (iii) be repeated for any Calendar Quarter. Except as provided below, the cost of this audit shall be borne by GSK, unless the audit reveals a variance of more than five percent (5%) from the reported amounts, in which case NeuroMetrix shall bear the cost of the audit. Unless disputed pursuant to Section 4.5.2 below, if such audit concludes that (x) additional amounts were owed by NeuroMetrix, NeuroMetrix shall pay the additional amounts, or (y) excess payments were made by NeuroMetrix, GSK shall reimburse such excess payments, in either case ((x) or (y)), within sixty (60) days after the date on which such audit is completed by GSK.

4.5.2. Audit Dispute. In the event of a dispute with respect to any audit under Section 4.5, NeuroMetrix and GSK shall work in good faith to resolve the dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within thirty (30) days, the dispute, if the disputed amount is more than fifty thousand dollars ($50,000), shall be submitted for resolution to a certified public accounting firm jointly selected by each Party's certified public accountants or to such other Person as the Parties shall mutually agree (the "**Auditor**"). The decision of the Auditor shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine. Not later than ten (10) days after such decision and in accordance with such decision, the applicable Party shall pay the amounts owed.

5. Release

5.1. Effective upon the Effective Date, each of GSK and NeuroMetrix, on behalf of themselves and each of their respective Affiliates and successors and assigns, heirs, trustees, administrators and executors (each, a "**Releasing Party**"), hereby irrevocably waives, acquits, remises, discharges and forever releases each of the other Party and their Affiliates and their

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9 respective past and present directors, officers, managers, employees, agents, predecessors, successors, assigns, stockholders and members (each, a “Released Party”) from any and all liabilities and obligations to such Releasing Party of any kind or nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable or otherwise, at law or in equity and whether arising under any Applicable Law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Effective Date, including under the Development Agreement, Ex-US License Agreement, and all other agreements entered into in connection with the Original Transaction (the “Released Claims”); provided, that this Section 5.1 shall not constitute a release or waiver of any rights of any Releasing Party under this Termination Agreement (including any provision in a pre-existing agreement deemed to survive under this Termination Agreement) or any contracts, documents, instruments or certificates contemplated to be executed or delivered hereunder, which rights shall, for clarity, not comprise “Released Claims.” GSK and NeuroMetrix, on behalf of themselves and each of the other Releasing Parties, hereby agree that no Releasing Parties shall seek to recover any amounts in connection therewith or thereunder from any Released Party (except as expressly provided for in this Agreement). Each Releasing Party understands that this is a full and final general release of all claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever except as expressly stated above, whether or not known, suspected or claimed, that could have been asserted in any legal or equitable proceeding against the Released Parties. Each Releasing Party represents and warrants to the Released Parties that (i) it has not voluntarily or, to its knowledge, involuntarily assigned, conveyed or otherwise transferred, or purported to assign, convey or otherwise transfer, to any person any Released Claims released by such Releasing Parties, (ii) no person other than such Releasing Parties has any interest, whether by law or contract or by virtue of any action or inaction by such Releasing Parties, in any Released Claim released by such Releasing Parties and (iii) there are no liens on or against any of the Released Claims released by such Releasing Parties. Each Releasing Party acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each Releasing Party acknowledges that such provisions are designed to protect a person from waiving claims which it does not know exist or may exist. Effective as of the Effective Date, the Releasing Parties shall be deemed to waive any such provision. GSK and NeuroMetrix, on behalf of themselves and all other Releasing Parties, as applicable, irrevocably covenant not to, directly or indirectly, sue, or commence, knowingly aid or prosecute or cause to be commenced, knowingly aided or prosecuted any proceeding, or authorize any other person to commence or prosecute any Proceeding, against any of the Released Parties in respect of any liability, obligation or claim released under this Section 5.1. 6. Indemnity; Limitations on Liability 6.1. Indemnification by GSK. GSK hereby agrees to indemnify NeuroMetrix Indemnified Parties from and against any Losses resulting from Third Party Claims arising out of a material breach of GSK’s representations and warranties contained herein or a material breach of any of its other obligations under this Termination Agreement, by or on behalf of GSK or any

10 of its Affiliates, provided that such indemnification and defense obligation shall not apply to the extent that such Losses are the subject of an indemnification obligation by NeuroMetrix under Section 6.2, as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Losses. 6.2. Indemnification by NeuroMetrix. NeuroMetrix hereby agrees to indemnify GSK Indemnified Parties from and against any Losses resulting from Third Party Claims arising out of (i) a material breach of NeuroMetrix’s representations and warranties contained herein or a material breach of any of its other obligations under this Termination Agreement, by or on behalf of NeuroMetrix or any of its Affiliates, and (ii) any development or commercialization of the Device whether prior to or after the Effective Date; provided that such indemnification and defense obligation shall not apply to the extent that such Losses are the subject of an indemnification obligation by GSK under Section 6.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Losses. 6.3. Indemnification Procedure. The provisions set forth in Section 10.3 of the Development Agreement are incorporated by reference and made a part of this Termination Agreement, mutatis mutandis. 6.4. LIMITATION OF LIABILITY. EXCEPT FOR INDEMNIFICATION WITH RESPECT TO THIRD PARTY CLAIMS UNDER ARTICLE 6 OF THIS TERMINATION AGREEMENT, IN NO EVENT WILL ANY PARTY’S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSSES OR DAMAGES, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. 7. Confidentiality 7.1. Confidentiality. Article 8 of the Development Agreement (“Confidentiality and Non-Disclosure”) is hereby incorporated into this Agreement in whole and the terms and conditions described thereunder shall continue to govern. “Confidential Information” shall also include the existence of this Termination Agreement, the terms and conditions hereof, and the transactions contemplated hereunder. 7.2. Publicity. Neither Party may make any public announcement regarding this Termination Agreement or the termination of the agreements being terminated hereunder (including any related understandings), except to the extent required by Applicable Law or the rules of any national securities exchange on which the securities of such Party are listed or traded, and without first obtaining the prior written consent of the other Party with respect to the format and content of such public announcement, including any proposed redactions of this Termination Agreement or any other agreements being terminated hereunder. Neither Party may issue any public disclosure, including any press release, regarding this Termination Agreement or the termination of the agreements being terminated hereunder (including any related understandings), except in a form as mutually agreed upon by the Parties in advance, and only to the extent required by Applicable Law or the rules of any national securities exchange on which the securities of such Party are listed or traded. Without limiting the foregoing, the initial SEC filing NeuroMetrix shall issue to disclose this Termination Agreement and the transactions contemplated herein shall be in the form attached hereto as Annex D.

11 8. Representations and Warranties 8.1. Each Party represents, warrants, and with respect to Section 8.1.4, covenants to the other that: 8.1.1. it is duly organized and validly existing under the Applicable Laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Termination Agreement and to carry out the provisions hereof; 8.1.2. it is duly authorized to execute and deliver this Termination Agreement and to perform its obligations hereunder, and the person executing this Termination Agreement on its behalf has been duly authorized to do so by all requisite corporate action; and 8.1.3. this Termination Agreement is legally binding upon it and enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity. The execution, delivery and performance of this Termination Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party. 8.1.4. it shall comply fully at all times with all applicable laws and regulations, including but not limited to anti-corruption laws, and that it has not, and covenants that it will not, in connection with the performance of this Termination Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it or the other Party in obtaining or retaining business, or in any way with the purpose or effect of public or commercial bribery, and warrants that it has taken reasonable measures to prevent subcontractors, agents or any other third parties, subject to its control or determining influence, from doing so. For the avoidance of doubt this includes facilitating payments, which are unofficial, improper, small payments or gifts offered or made to Government Officials to secure or expedite a routine or necessary action to which we are legally entitled. For the purpose of this Agreement, “Government Official” (where ‘government’ means all levels and subdivisions of governments, i.e. local, regional, national, administrative, legislative, executive, or judicial, and royal or ruling families) means: (a) any officer or employee of a government or any department, agency or instrumentality of a government (which includes public enterprises, and entities owned or controlled by the state); (b) any officer or employee of a public international organization such as the World Bank or United Nations; (c) any officer or employee of a political party, or any candidate for public office; (d) any person defined as a government or public official under applicable local laws (including anti-bribery and corruption laws) and not already covered by any of the above; and/or; (e) any person acting in an official capacity for or on behalf of any of the above. “Government Official” shall include any person with close family members who are Government Officials (as defined above) with the capacity, actual or perceived, to influence or take official decisions affecting the other Party’s business. 9. Miscellaneous 9.1. Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Termination Agreement and have together

12 drafted this Termination Agreement and, therefore, waive the application of any Applicable Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. 9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) three Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, (d) upon transmission, if sent by email transmission prior to 6:00 p.m., local time, in the place of receipt and receipt is confirmed or (e) on the next Business Day following transmission, if sent by email transmission after 6:00 p.m., local time, in the place of receipt and receipt is confirmed; provided that the notice or other communication is sent to the address or email address set forth beneath the name of such Party below (or to such other address or email address as such Party shall have specified in a written notice to the other Party): if to GSK, to: GSK Consumer Healthcare SARL Route de L'Etraz, 1260 Nyon Switzerland Attn: Mark P. Van Emst, Esq., Assistant General Counsel Email: mark.p.van-emst@gsk.com and: GlaxoSmithKline 980 Great West Road Brentford, Middlesex TW8 9GS, UK Attn: Vice President, Consumer Healthcare Business Development Email: Chris.Harley-Martin@gsk.com with copies (which shall not constitute notice) to: GlaxoSmithKline 980 Great West Road Brentford, Middlesex TW8 9GS, UK Attn: Corporate Secretariat Email: paul.y.williamson@gsk.com and: GlaxoSmithKline LLC 1250 South Collegeville Road Collegeville, PA 19426, USA

13 Attn: Vice President and Associate General Counsel, Legal - Business Development and Corporate Email: lisa.a.demarco@gsk.com and: Covington & Burling LLP One CityCenter 850 10th Street, NW Washington, D.C. 20001 Attention: Van Ellis Fax: (202) 427-1185 Email: vellis@cov.com if to NeuroMetrix, to: NeuroMetrix, Inc. 4b Gill St. Woburn, MA 01801 Attention: Shai N. Gozani Fax: 781-663-3820 Email: Shai_Gozani@neurometrix.com 9.3. Consents and Approvals. For any matter under this Termination Agreement requiring the consent or approval of either Party to be valid and binding on the Party, such consent or approval must be in writing. 9.4. Counterparts. This Termination Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. 9.5. Entire Agreement. This Termination Agreement, including all Annexes attached hereto, constitutes the entire, final and exclusive agreement between the Parties with respect to the subject matter of this Termination Agreement. This Termination Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Termination Agreement. 9.6. No Third-Party Beneficiaries. This Termination Agreement and other related documents are not intended to and do not confer upon any Person other than the Parties any legal or equitable rights; provided that the foregoing shall not preclude a Party from enforcing the indemnification provisions in favor of its Indemnified Parties. 9.7. Assignment. Neither Party shall assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Termination Agreement, without the other Party’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned; provided that either Party may assign or otherwise transfer all or any of its rights, or delegate or otherwise transfer all or any of its obligations or performance

14 under this Termination Agreement to any Affiliate of such Party, or to any successor to such Party’s business or assets (in the case of NeuroMetrix, constituting all or substantially all of the Device business), whether by merger, sale of assets, sale of outstanding shares or otherwise, without the other Party’s consent; and provided further, (a) that no such assignment or transfer shall relieve the assigning or transferring Party of any of its obligations under this Termination Agreement, (b) the assignee or transferee shall expressly agree to be bound by and comply with the obligations of the assigning or transferring Party under this Termination Agreement and (c) the assigning or transferring Party shall provide written notice thereof to the other Party at least seven (7) days prior to the effective date of any such assignment or transfer. Any purported assignment, delegation or transfer in violation of the foregoing shall be void and of no force or effect. Subject to the foregoing, this Termination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. 9.8. GOVERNING APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE APPLICABLE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE APPLICABLE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF APPLICABLE LAWS THEREOF. 9.9. Enforcement. 9.9.1. Each Party irrevocably submits to the exclusive jurisdiction of (i) the state courts of New York located in New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated herein. Each Party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of New York located in New York County. Each Party further agrees that service of any process, summons, notice or document by the U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.9. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the state courts of New York located in New York County, and (y) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. 9.9.2. EACH PARTY WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. Each Party certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and acknowledges that it and the other Party has been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 9.9.2. 9.9.3. Except for purposes of any right to indemnity under Article 6, each Party waives (i) with the exception of relief mandated by statute, any claim to punitive, exemplary, or multiplied damages and (ii) any claim for attorney fees, costs and prejudgment interest.

15 9.9.4. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at Applicable Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts of New York located in New York County, and the United States District Court for the Southern District of New York, this being in addition to any other remedy to which they are entitled at Applicable Law or in equity and as further set forth in this Section 9.9. 9.10. Severability. If any term or other provision of this Termination Agreement or any related document is invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other conditions and provisions of this Termination Agreement or such related document shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Termination Agreement or such related document so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. 9.11. Amendment. This Termination Agreement may be amended by the Parties at any time by an instrument in writing signed on behalf of each of the Parties. 9.12. Extension; Waiver. As it relates to any obligation under this Termination Agreement or any related document to be performed at any time after the Effective Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) to the extent permitted by Applicable Law, waive any inaccuracies in the representations and warranties contained herein or in any related document or (c) to the extent permitted by Applicable Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of either Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. [Signature Page follows]

[Signature Page to Termination Agreement] THIS TERMINATION AGREEMENT is executed by the authorized representatives of the Parties as of the Effective Date. SIGNED for and on behalf of GSK CONSUMER HEALTHCARE SARL Signature: Name: Title: SIGNED for and on behalf of NEUROMETRIX, INC. Signature: Name: Title: Electronically signed by: Isabelle Gundel Reason: I am signing for the reasons as stated in the document. Date: Jun 30, 2021 11:36 GMT+2 Senior Patent Attorney Isabelle Gundel Electronically signed by: Mark van Emst Reason: I am signing for the reasons as stated in the document. Date: Jun 30, 2021 12:43 GMT+2 Legal Director Mark van Emst

Annex A GSK Arising IP

Annex B Purchased Assets The term “Purchased Assets” has the meaning set forth in the Section 2.2 of the Purchase Agreement and includes, without limitation, all of GSK’s and its Affiliates’ right, title and interest in, to and under the following properties and assets (tangible or intangible), as in existence as of the Effective Date of the Termination Agreement: (i) all Patents set forth in Schedule 2.2(a)(i) of the Purchase Agreement and existing as of the Effective Date of this Agreement, as set forth in Exhibit A to this Annex B; (ii) a copy of all Design and Regulatory Documentation existing as of the closing date of the Purchase Agreement (as such date is defined in Section 2.4 of the Purchase Agreement); (iii) membership interests of SPV corresponding to 50% of SPV s voting and total membership interests (the “SPV Interests”); and (iv) all claims, counterclaims, credits, causes of action, choses in action, rights of recovery, and rights of indemnification or setoff against third parties and other claims arising out of or relating to any of the foregoing. With respect to (ii) above, GSK may retain a digital copy of the medical device technical file for archival purposes to the extent required by Applicable Law.

DocuSign Envelope ID: 364E8D32-B2D4-46FC-8EF8-D998B66CECA9

Annex C

Form of Bill of Sale

BILL OF SALE

This BILL OF SALE (this "Bill of Sale") is made as of [date], 2021, between GSK Consumer Healthcare SARL, a société à responsabilité limitée organized under the laws of Switzerland ("GSK"), and NeuroMetrix, Inc., a Delaware corporation ("NeuroMetrix").

W I T N E S E T H

WHEREAS, GSK and NeuroMetrix have entered into that certain Termination Agreement, dated as of [date], 2021 (the "Termination Agreement"), pursuant to which GSK has agreed to convey, deliver, transfer and assign to NeuroMetrix all right, title and interest in, to and under all of the Transferred Assets in consideration of the royalty payments to be made by and the other covenants of, NeuroMetrix under the Termination Agreement, all upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GSK and NeuroMetrix, intending to be legally bound hereby, do hereby agree as follows:

1. Defined Terms; Interpretation. Capitalized terms used but not defined herein shall have the meanings given to them in the Termination Agreement. This Bill of Sale shall be interpreted in accordance with the rules of construction set forth in Section 1.2 of the Termination Agreement.

2. Transfer and Assignment of Assets. Pursuant to the terms and subject to the conditions of the Termination Agreement, GSK does hereby convey, deliver, transfer and assign to NeuroMetrix and its successors and assigns, and NeuroMetrix does hereby take delivery of and acquire from GSK, all of GSK's right, title and interest in, to and under the Transferred Assets.

3. Construction; Successors. Nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions set forth in the Termination Agreement nor shall this Bill of Sale reduce, expand or enlarge any remedies under the Termination Agreement. This Bill of Sale is intended only to effect the assignment, transfer, conveyance and delivery of the Transferred Assets by GSK to NeuroMetrix pursuant to the Termination Agreement and shall be governed entirely in accordance with the terms and conditions of the Termination Agreement. This Bill of Sale shall be binding upon and inure solely to the benefit of GSK, NeuroMetrix and their respective successors and assigns in accordance with the terms of the Termination Agreement.

4. Governing Law; Amendment. THIS BILL OF SALE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE APPLICABLE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE APPLICABLE LAWS THAT MIGHT

NY: 1289573-1

OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF APPLICABLE LAWS THEREOF. This Bill of Sale may not be waived or amended except by an instrument in writing signed on behalf of each of the parties hereto. 5. Counterparts. This Bill of Sale may be executed in one or more counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format), all of which shall be considered one and the same Bill of Sale and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. [Signature Page Follows]

NY: 1289561-2 IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale to be executed as of the date first written above. GSK CONSUMER HEALTHCARE SARL By: Name: Title: NEUROMETRIX, INC. By: Name: Title:

6 Annex D Form of Patent Assignment Agreement PATENT ASSIGNMENT AGREEMENT This PATENT ASSIGNMENT AGREEMENT (this “Agreement”) is made as of [date], 2021, between GSK Consumer Healthcare SARL, a société à responsabilité limitée organized under the laws of Switzerland (“Assignor”), and NeuroMetrix, Inc., a Delaware corporation (“Assignee”) (each, a “Party” and together, the “Parties”). WHEREAS, pursuant to that certain Termination Agreement between Assignor and Assignee, dated as of [date], 2021 (the “Termination Agreement”), among other things, Assignor has agreed to convey, deliver, transfer and assign to Assignee all right, title and interest in, to and under all of the Transferred Assets, including the patents and patent rights listed on Annex A hereto (collectively, the “Assigned Patents”); and WHEREAS, the Parties agreed to enter into this Agreement pursuant to which Assignor shall assign to Assignee all of Assignor’s right, title and interest in, to and under the Assigned Patents. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: 1.1 Defined Terms; Interpretation. Capitalized terms used but not defined herein shall have the meanings given to them in the Termination Agreement. This Agreement shall be interpreted in accordance with the rules of construction set forth in Section 1.2 of the Termination Agreement. 2.1 Assignment. Assignor hereby conveys, delivers, transfers and assigns to Assignee, its successors and assigns, all of Assignor’s right, title and interest in, to and under the Assigned Patents, including the priority claim, if any, in the Assigned Patents, and any continuations, continuations-in-part, divisionals, reissues, reexaminations and renewals thereof, corresponding supplementary protection certificates and the like and extensions thereof. 3.1 Due Authorization. Assignor hereby authorizes and requests any official of any state or foreign country whose duty it is to issue intellectual property registrations, to issue all registrations from any applications for registration included in the Assigned Patents to Assignee. 4.1 Construction; Successors. Nothing contained in this Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions set forth in the Termination Agreement nor shall this Agreement reduce, expand or enlarge any remedies under the Termination Agreement. This Agreement and shall be governed entirely in accordance with the terms and conditions of the Termination Agreement. This Agreement shall be binding upon and inure solely to the benefit of Assignor, Assignee and their respective successors and assigns in accordance with the terms of the Termination Agreement.

7 5.1. Governing Law; Amendment. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE APPLICABLE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE APPLICABLE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF APPLICABLE LAWS THEREOF. This Agreement may not be waived or amended except by an instrument in writing signed on behalf of each of the Parties. 6.1 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. [Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Patent Assignment Agreement on the date set forth above. ASSIGNOR: GSK CONSUMER HEALTHCARE SARL By: Name: Title: ASSIGNEE: NEUROMETRIX, INC. By: Name: Title:

DocuSign Envelope ID: 364E8D32-B2D4-46FC-8EF8-D998B66CECA9

Annex E

Form of Second Amended and Restated Agreement of the SPV

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF QUELL INTELLECTUAL PROPERTY CORP., LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of QUELL INTELLECTUAL PROPERTY CORP., LLC (the "Company") is entered into as of [date], 2021, by NeuroMetrix, Inc., a Delaware corporation ("NeuroMetrix"), as the member of the Company (the "Member" and, collectively with any other person or entity that may be admitted as a member of the Company, the "Members").

WITNESETH

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the "Delaware Act"), by the filing of a Certificate of Formation with the Secretary of the State of the State of Delaware on December 21, 2017 (the "Certificate") and the adoption of the initial Limited Liability Company Agreement of the Company on the same date;

WHEREAS, NeuroMetrix and GSK Consumer Healthcare SARL, a société à responsabilité limitée organized under the laws of Switzerland formerly known as Novartis Consumer Health S.A., a société anonyme organized under the laws of Switzerland ("GSK") entered into the Amended and Restated Limited Liability Company Agreement of the Company on January 12, 2018 (the "Original Agreement");

WHEREAS, pursuant to that certain Termination Agreement, dated [date], 2021 (the "Termination Agreement"), by and between GSK and NeuroMetrix, GSK has agreed to transfer, and effective as of the date hereof and pursuant to a Bill of Sale dated as of the date hereof GSK has transferred, all of its membership interests in the Company, representing 50% of the total membership interests in the Company, to NeuroMetrix, and NeuroMetrix agreed to purchase, and as of the date hereof has accepted the transfer of, all of such membership interests in the Company from GSK; and

WHEREAS, as a result of the foregoing, NeuroMetrix desires to amend and restate the Original Agreement in its entirety, in the manner set out in this Agreement to, among other things, reflect that GSK ceased to be a Member and NeuroMetrix is the new sole Member of the Company;

2

3 NOW, THEREFORE, in consideration of the premises and covenants and provisions herein contained, NeuroMetrix hereby agrees as follows: 1. Name. The name of the limited liability company is Quell Intellectual Property Corp., LLC. The business of the Company may be conducted under that name or, upon compliance with applicable Law, any other name that the Members deem appropriate or advisable, other than any name or trade name belonging to either Member, and in any case as approved by Consent of the Members. 2. Principal Business Office; Registered Agent. The principal business office of the Company shall be located at 1000 Winter Street, Waltham, MA 02451, or such other location as may hereafter be determined by Consent of the Members. The location of the Company’s principal place of business may be changed at any time and from time to time by Consent of the Members. The name and address of the registered agent for service of process for the Company in the State of Delaware shall be the Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware, or such other agent as may be designated by Consent of the Members. 3. Purpose. 3.1 The Company is formed for the sole object and purpose of, and the sole nature of the business to be conducted and promoted by the Company is: (a) to hold all Contributed Assets, as defined in, and as contributed to the Company by NeuroMetrix pursuant to, that certain Contribution Agreement dated December 21, 2017 (the “Contribution Agreement”), and to engage in any activities and transactions related thereto; (b) to own, hold, manage and defend, all of the Contributed Assets; (c) to license to NeuroMetrix certain of the Contributed Assets pursuant to certain license agreements entered into with NeuroMetrix on December 21, 2017 (collectively, the “License Agreements”); (d) to pay the organizational, start-up and routine transactional and maintenance expenses of the Company, including the creation, assumption or incurrence of obligations to pay service providers to the Company and other ordinary course expenses of maintaining its existence and carrying out its various purposes under this Agreement; (e) to accept capital contributions from time to time from the Members; and (f) subject to Section 5, to engage in any lawful act or activity which is incidental to and reasonably necessary or convenient for the accomplishment of the foregoing purposes (including the establishment of bank accounts, the undertaking of any and all

4 commercially reasonable actions to defend the Contributed Assets against any infringement as contemplated by the Material Agreements or any breach of any of the Material Agreements by any party obligated thereunder, in each case in accordance with such Material Agreements, and any and all commercially reasonable actions in connection with any bankruptcy of any Member as reasonably requested by the other Member(s)). 3.2 The Company, by or through both Members acting collectively or, subject to the Consent of the Members, by any Manager on behalf of the Company, may enter into and perform the obligations set forth under the Material Agreements to which it is a party and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, and establish one or more bank accounts. For purposes of this Agreement, “Material Agreements” shall mean (a) the Contribution Agreement and (b) the License Agreements. 3.3 Notwithstanding any provision hereof or any other document governing the formation, management or operation of the Company to the contrary, the Company shall be a “special purpose entity” and shall not perform any act or permit any act to be performed that would be inconsistent with its status as a special purpose entity. 4. Members. 4.1 The name and the mailing address of each Member are as set forth on Schedule A. The Members shall hold membership interests in the Company in the percentages set forth on Schedule A (“Interests”), as such schedule may be amended from time to time by Consent of the Members. 4.2 The Members shall have the power to exercise any and all rights and powers granted to the Members pursuant to the express terms of this Agreement. 4.3 The Members acknowledge and agree that (a) as of the date hereof, and subject to the terms of the Termination Agreement (including the releases contained in Section 5 thereof), GSK has ceased to be a Member of the Company, and (b) the terms of this Agreement shall not apply to GSK other than (i) for purposes of acknowledging such cessation of status as a Member and (ii) as provided in Section 16. 5. Powers of the Company and the Members. 5.1 Subject to this Section 5, the Company (a) shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to, or for the furtherance of, the purposes set forth in Section 3, (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Delaware Act and (c) shall be represented in the taking of such actions by the Managers, in accordance with Section 6, or otherwise as determined by Consent of the Members. 5.2 Unless otherwise expressly provided in this Agreement or as otherwise expressly authorized or delegated by Consent of the Members, and notwithstanding any provision of Law that otherwise so empowers the Company, the Members, any Manager or any other Person, none of the Company or any Member, nor any Manager or any other Person, shall be authorized or empowered, nor shall they permit the Company to take any action or perform

5 any act without the prior Consent of the Members. For purposes of this Agreement, “Consent of the Members” shall mean the unanimous written approval of all Members. 5.3 The Members and the Managers shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if all the Members shall determine that the preservation thereof is no longer desirable for the conduct of the Company’s business and that the loss thereof is not disadvantageous in any material respect to the Company and is not otherwise inconsistent with the terms, obligations and limitations contained herein. The Members and the Managers shall also cause the Company at all times to: (a) remain solvent and pay its debts and liabilities (including, as applicable, fairly allocated obligations in connection with personnel and overhead expenses) from its assets as they become due; (b) subject to Section 5.4(r), maintain an arm’s-length relationship in all dealings with the Members and their respective Affiliates, and only upon terms and conditions that are intrinsically fair and substantially similar to those that would be available at an arm’s-length basis with Third Parties; (c) hold itself out to the public and all other Persons, and identify itself, as a legal entity separate from each of the Members, their respective Affiliates or any other Person, and otherwise not identify itself as a division or part of another Person, including any Member and any of its respective Affiliates, and correct any known misunderstanding regarding its status as a separate entity; (d) maintain adequate financial statements, books, records, bank accounts and other business records (including stationery and invoices) separate and apart from those of any of the Members and their respective Affiliates; (e) allocate fairly and reasonably any shared expenses, including shared office space; (f) act and conduct its business solely in its own name, whether directly or through any agent, without confusing use of any trade names related to any of the Members and their respective Affiliates, or any other Third Party; (g) file its own tax returns (unless prohibited by applicable Law from doing so) and other public documents and filings, separate and apart from any such returns, documents or filings of any of the Members or any of their respective Affiliates or any other Person; (h) strictly comply with all organizational and corporate formalities necessary to maintain its separate existence, and conduct itself so as to avoid any other grounds for exposure as an alter ego of any of the Members or any of their respective Affiliates;

6 (i) preserve its existence as an entity duly organized, validly existing and in good standing under Delaware Law; (j) maintain adequate capital in light of its contemplated business purpose, operations, transactions and liabilities and pay its own expenses from such capital, including the salaries of its own employees, if any; (k) act only pursuant to written consent or by resolutions taken at a duly convened meeting, in each case subject to the approval requirements set forth in this Agreement, and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities; and (l) cause the Managers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company. 5.4 Notwithstanding any other provision of this Agreement and any provision of Law, the Company shall not (and the Members, any Manager or any other Person shall not cause the Company to), without the Consent of the Members: (a) enter into any Contract or any transaction or series of related transactions with any Person (including with any Member or Affiliate thereof); (b) institute or file any proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution or filing of bankruptcy or insolvency proceedings against the Company, or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state Law relating to bankruptcy, insolvency, relief from debts or the protection of debtors, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or take any action that is intended to cause the Company to become insolvent, or declare or effectuate a moratorium on the payment of any of the Company’s obligations, or take any action in furtherance of any of the foregoing; (c) admit in writing the Company’s inability to pay its debts generally as they become due; (d) dissolve or liquidate; (e) change its legal structure, or change its corporate type or otherwise convert its legal status or cease to be a limited liability company; (f) take any action that is inconsistent with the classification of the Company as a corporation for U.S. federal income tax purposes or revoke any election to that effect; (g) incur any indebtedness, or assume or guarantee any indebtedness of any other Person, whether secured or unsecured, direct or indirect, absolute or contingent;

7 (h) grant or suffer to exist any lien, security interest or other encumbrances on any of its assets, for its own behalf or for the benefit of any Member, its respective Affiliates or any other Person; (i) guarantee or otherwise become liable for any indebtedness of any of the Members, their respective Affiliates or any other Person, hold itself out to be responsible for the indebtedness of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, including any of the Members and any of their respective Affiliates; (j) issue any additional Interest in the Company; (k) acquire any securities or other obligations of any of the Members, any of their respective Affiliates or any other Person; (l) engage in any business other than as set forth in Section 3; (m) commingle or pool Company funds and assets with those of any of the Members, their respective Affiliates, or any other Person; (n) own any assets or property other than (i) the Contributed Assets, and (ii) incidental personal and intangible property related to the ownership of the Contributed Assets; (o) own any subsidiary or make an investment in any Person; (p) fail to do or cause to be done all things necessary to observe organizational formalities and preserve its existence, or amend, modify, or otherwise change the organizational documents of the Company; (q) permit any of the Members or any of their respective Affiliates independent access to its bank accounts; (r) except for the Material Agreements, engage in any transaction with any of the Members or any of their respective Affiliates; (s) initiate any litigation; or (t) take any action in furtherance of any of the foregoing, or agree to do any of the foregoing. 5.5 Failure of the Company, any Member, any Manager or any other Person acting on behalf of the Company, to comply with any of the foregoing provisions in this Section 5 or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or the Managers.

8 6. Management. 6.1 Managers. (a) Appointment. The Company may have one or more managers (each, a “Manager”), to act on behalf of the Company as such powers may be delegated or authorized only by Consent of the Members. Any Managers shall be designated by Consent of the Members. (b) Removal. Each Manager shall serve until removed and such Manager’s successor is duly designated and qualified or until such Manager’s earlier death, retirement or incapacity. Any Manager may be removed with or without cause by the Member with the right to designate such Manager. Any Manager so removed shall be replaced by a Manager designated by the Member with the right to designate the removed Manager. (c) Resignation. Any Manager may resign at any time by delivering his resignation to the Members in writing or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Members or at the pleasure of the Members. If no such specification is made, it shall be deemed effective at the pleasure of the Members. Any Manager so resigning shall be replaced by a Manager designated by the Member with the right to designate the resigning Manager. (d) Compensation; Expenses. The Managers shall not be entitled to any compensation; provided that the Managers may be paid their reasonable, documented out-of- pocket expenses, if any, incurred in connection with performing their duties. (e) Managers as Agents. The Managers shall have only those powers and shall perform only those actions as may be authorized or delegated by Consent of the Members, and in such event the Managers shall be agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Delaware Act, except as provided in this Agreement, a Manager may not bind the Company. 6.2 Meetings of the Members. (a) Time and Place. The Members may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Members may be held without notice at such time and at such place as shall from time to time be determined by Consent of the Members. Special meetings of the Members may be called by any Member on not less than seventy-two hours’ notice to each other Member by telephone, facsimile, mail, electronic transmission or any other means of communication. (b) Quorum; Actions of the Members. At all meetings of the Members, the presence of all Members shall constitute a quorum for the transaction of business and any such actions may only be approved by Consent of the Members, except where otherwise expressly provided in this Agreement. If a quorum shall not be present at any meeting, the Members present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or

9 permitted to be taken at any meeting of the Members may be taken without a meeting if all of the Members consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Members. (c) Electronic Communications. Members may participate in meetings by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company. 6.3 Subject to the Consent of the Members, (a) the Company may appoint, employ, or otherwise contract with such other Persons for the transaction of the business of the Company or the performance of services for, or on behalf of, the Company as the Members shall determine, subject to the terms and limitations contained herein and (b) the Members may delegate to any such other Person, such authority to act on behalf of the Company as the Members may from time to time deem appropriate. The agents of the Company shall not be entitled to salaries or other compensation, unless otherwise approved with the Consent of the Members. 7. Capital Contributions. 7.1 The Members shall be required to make additional capital contributions, from time to time, sufficient to cover the expenses related to the maintenance of the Company and its assets, pro rata in accordance with their Interests and in such amounts as shall be determined by the Members (each, a “Working Capital Contribution” and, together with any other capital contribution to the Company, the “Capital Contributions”). In the event that any Member (a “Contributing Member”), in its reasonable judgment, determines that a Working Capital Contribution would be necessary to cover the expenses described in this Section 7.1, the Contributing Member shall give notice of such determination to the other Member(s) (a “Contribution Notice”), specifying the aggregate amount of the proposed Working Capital Contribution and the pro rata portion to be so contributed by such other Member(s) (each, a “Notified Member”), and such Notified Member(s) shall be required to make its (their) respective pro rata portion of such Working Capital Contributions within 20 days following receipt of such Contribution Notice. In case a Notified Member fails to make such pro rata share of a Working Capital Contribution within such 20-day period, the Contributing Member shall be entitled to make such Capital Contribution itself in lieu of such Notified Member and, in case such Working Capital Contributions are finally determined to have been necessary in accordance with Section 23, the Contributing Member shall be entitled to recover such amount from the Notified Member, together with interest on such amount from the end of the 20-day period specified in the relevant Contribution Notice until the actual date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing. 7.2 Other than the Working Capital Contributions as set forth in Section 7.1, the Members may (with the Consent of the Members), but are not required to, make any additional Capital Contribution or otherwise provide any additional funds to the Company. To

10 the extent that the Members make any additional Capital Contribution to the Company (including any amounts made pursuant to Section 7.1), the Members shall revise the books and records of the Company to reflect such Capital Contribution. The provisions of this Agreement, including this Section 7.2, are intended to benefit the Members and, to the fullest extent permitted by Law, shall not be construed as conferring any benefit upon any creditor of the Company (and no other creditor of the Company shall be a third-party beneficiary of this Agreement). The Members shall not have any duty or obligation to any creditor of the Company to make any Capital Contribution to the Company or to issue any call for capital pursuant to this Agreement. 7.3 No Member shall have the right to receive the return of all or any part of any Capital Contribution or capital account, or any other distribution. No Member shall have any right to demand and receive property of the Company in exchange for all or any portion of its Capital Contributions, except as provided in Section 18 upon dissolution and liquidation of the Company. No interest or preferred return shall accrue or be paid on any Capital Contribution or capital account. 8. Tax Status. The Company has elected to be classified as a corporation for U.S. federal income tax purposes from the date of its formation and such election has not been revoked, modified or terminated. The Members shall file all tax returns, information statements and similar documents in accordance with such classification of the Company for all U.S. federal, state and local income tax purposes unless otherwise notified by the Company that the Members have revoked such election in accordance with Section 5.4(f). 9. Distributions. Distributions shall be made to the Members at the times and in the amounts determined by Consent of the Members; provided that no distribution shall be made in violation of the Delaware Act. 10. Transfers of Interests. 10.1 No Member shall transfer, sell, assign, exchange, pledge, hypothecate, encumber, grant a security interest in or lien over, gift or otherwise dispose of in any manner, whether voluntary or involuntary, directly or indirectly, any legal, beneficial or other interest in (any of the foregoing actions, a “Transfer,” with correlative meanings given to the terms “Transferring,” “Transferred,” “Transferee” and “Transferor”), any Interest in the Company, except in accordance with the provisions of this Section 10. 10.2 Notwithstanding any other provision in this Section 10, no Member shall be permitted to (a) pledge, hypothecate or encumber (i) any or all Interests in the Company owned by such Member or (ii) any direct or indirect legal or beneficial ownership interest of any form or type in such Member’s Interests or (b) grant any form of security interest in (i) Interests in the Company owned by such Member or (ii) any direct or indirect legal or beneficial ownership interest of any form or type in such Member’s Interests, in each case ((a) or (b)) to

11 secure indebtedness of such Member, one or more of its direct or indirect legal or beneficial owners or any other Person and owing to a bank, financial institution, institutional investor or any other Person. 10.3 Any Transfer permitted by this Section 10 shall be subject to the following: (a) No Transfer of any Interest in the Company may be made if such Transfer would cause or result in a breach of any Contract binding upon the Company or of then applicable rules and regulations of any Governmental Authority having jurisdiction over such Transfer. (b) In the event of any Transfer, (i) there shall be filed with the Company a duly executed and acknowledged counterpart instrument effecting such Transfer, and (ii) the Transferee shall execute a counterpart of or other writing agreeing to be bound by this Agreement, and such additional documents and instruments as shall be reasonably required by the Company. The Company shall not recognize any such Transfer unless and until all such instruments are so executed and filed. 10.4 Any attempt by a Member or one or more of its direct or indirect legal or beneficial owners to Transfer any of its Interests in the Company without compliance with Section 10.2 and Section 10.3 shall be null and void ab initio and the Company shall not give any effect to such attempted Transfer in its books and records, and such purported Transferee shall not be recognized or treated as a Member for any purpose. In the event any Member shall at any time Transfer an Interest in the Company in contravention of any of the provisions of this Agreement, then the Company and each other Member shall, in addition to all rights and remedies at law and equity, be entitled to seek, without any requirement to post a bond or other security, a decree or order restraining and enjoining such transaction, and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law; it being expressly hereby acknowledged and agreed by the Members that damages at law would be an inadequate remedy for a breach or threatened breach or other violation of the provisions concerning such transaction set forth in this Agreement. 10.5 Upon any Transfer of any Interest and subject to the execution by the Transferee of a counterpart of or other writing agreeing to be bound by this Agreement, (a) the Transferee, if not already a Member, shall be for all purposes of this Agreement deemed a Member, and (b) the Transferor Member shall cease to be a Member as to the Transferred Interests for all purposes of this Agreement. 11. Withdrawal and Resignation. So long as a Member continues to hold any Interests, such Member shall not have the ability to withdraw or resign as a Member or withdraw such Member’s capital from the Company prior to the dissolution and winding up of the Company, and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. In furtherance of the foregoing, no Member shall be entitled to any distribution under Section 18-604 of the Delaware Act or any other

12 provision of the Delaware Act whether upon the disassociation of such Member from the Company or otherwise. As soon as any Person who is a Member ceases to hold any Interests, such Person shall no longer be a Member. 12. Admission of Additional Members. Subject to Section 10, one or more additional Members of the Company may be admitted to the Company with the Consent of the Members. 13. Limited Liability. Except as otherwise expressly provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Members nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company. 14. Books and Records. The Managers shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Managers. The Members and their respective duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Managers on behalf of the Company, shall not have the right to keep confidential from the Members any information that the Managers would otherwise be permitted to keep confidential from the Members pursuant to Section 18-305(c) of the Delaware Act. The Company’s books of account shall be kept using the method of accounting determined by the Consent of the Members. The Company’s auditor, if any, shall be a public accounting firm selected by the Consent of the Members. 15. Tax Returns. The Managers shall cause the income tax and information returns, if any, for the Company to be prepared and timely filed with the appropriate authorities. All such tax returns shall be filed in a manner consistent with the classification of the Company pursuant to this Agreement (including any classification other than as a corporation, if applicable, as a result of an election or revocation made in accordance with Section 5.4(f)). The Company shall provide a copy of each such tax return to each Member before filing. 16. Indemnification. 16.1 Exculpation. (a) For purposes of this Agreement, the term “Covered Persons” means any Manager, the Members, any Affiliate of a Manager or the Members and any officers, directors, shareholders, equity holders, security holders, partners or employees of a Manager or the Members, and the respective Affiliates of any of the foregoing, and any officer, employee or expressly authorized agent of the Company or its Affiliates.

13 (b) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed (whether or not constituting negligence) or omitted by such Covered Person in good faith on behalf of the Company (and in the case of a Member, solely in its capacity as a Member of the Company) and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. The Members, acting solely in their capacities as Members of the Company, shall not be liable to the Company or to any other Covered Person for any loss, damage or claim incurred by reason of any act or omission (whether or not constituting negligence or gross negligence) performed or omitted by the Members in good faith, except that a Member shall be liable for any such loss, damage or claim incurred as a result of any breach by such Member of this Agreement. (c) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within the professional or expert competence of such Person and who or which has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid. 16.2 Duties and Liabilities of Covered Persons. (a) The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person. (b) To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, and notwithstanding any duty otherwise existing at law or in equity, each Member and each Manager and, to the extent applicable, each other Covered Person, shall owe fiduciary duties (including the duty of care and the duty of loyalty) to the Company when acting or otherwise voting on any matter requiring the Consent of the Members pursuant to Section 5.4 or any action or matter that would be in contravention of the provisions of Section 5.3, and in each such case no interests other than the interests of the Company shall be considered by such Member, Manager or Covered Person, as the case may be. (c) To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, other than as provided in Section 16.2(b) or as otherwise expressly provided in this Agreement, no Covered Person shall owe any fiduciary duties (including the duty of care and the duty of loyalty) to the Company or any other Covered Person in the performance of their duties and exercising their rights hereunder or otherwise. (d) Except in the cases set forth in Section 16.2(b), whenever in this Agreement a Covered Person is permitted or required to make a decision in its “discretion” or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider, in

14 addition to the Company’s best interests, such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, any other Person. (e) The provisions of this Section 16.2 shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable Law. (f) All provisions of this Section 16 shall apply to any former Member or Manager of the Company for all actions or omissions taken while such Person was the Member or a Manager, as applicable, of the Company to the same extent as if such Person were still the Member or a Manager, as applicable, of the Company. 16.3 Indemnification. To the fullest extent permitted by applicable Law, any Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission (whether or not constituting negligence) performed or omitted by such Covered Person in good faith on behalf of the Company (and in the case of any Member, solely in its capacity as a Member of the Company) and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person (other than the Members acting solely in their capacities as Members) shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 16 shall be provided out of, and to the extent of, Company assets only, and no Covered Person shall have any personal liability on account thereof; provided, further, that no such indemnification shall be provided in respect of any act or omission of any Member that would constitute a breach by such Member of this Agreement or any Material Agreement. 16.4 Expenses. To the fullest extent permitted by applicable Law, reasonable, documented out-of-pocket expenses (including reasonable attorney fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding in which such Covered Person is a party or is otherwise involved in its capacity as a Covered Person shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 16. 17. Amendment; Waivers. 17.1 No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed by all Members, and any such amendment or modification shall be binding on all the parties. 17.2 No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party

15 shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. 18. Dissolution. 18.1 Subject to Sections 5.4 and 18.4, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (a) the Consent of the Members, (b) at any time there are no Members of the Company, unless the Company is continued in accordance with Section 18-801(a)(4) of the Delaware Act, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act, following any action with respect thereto taken by the Members pursuant to and in accordance with the terms of this Agreement. 18.2 In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Delaware Act. 18.3 The Company shall terminate when (a) all of the assets of the Company (after payment of or due provision for all debts, liabilities and obligations of the Company as described in Section 18.2 and in Section 18-804 of the Delaware Act) shall have been distributed to the Members in the manner provided for in this Agreement and the Delaware Act and (b) the Certificate shall have been canceled in the manner required by the Delaware Act. 18.4 Upon the occurrence of any event that causes any Member to cease to be a Member of the Company (other than upon a Transfer by the Member of all of its Interests in the Company and the admission of the Transferee pursuant to Section 10), the remaining Member(s) shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, continue the Company without dissolution. 19. Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by Law, each of the Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable Law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Members shall not have any interest in any specific assets of the Company, and the Members shall not have the status of a creditor with respect to any distribution pursuant to Section 9. The Interest of any Member in the Company is personal property.

16 20. Certain Defined Terms. In addition to the terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms shall have the corresponding meanings set forth below: “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such first Person; provided that, for purposes of this Agreement, the Company shall not be deemed to be an Affiliate of any Member. “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York City are permitted or required by applicable Law to remain closed. “Contracts” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement, distribution agreement or other legally binding contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written. “Control” including its various tenses and derivatives (such as “Controlled” and “Controlling”) means (a) when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by Contract or otherwise, and (b) when used with respect to any security, the possession, directly or indirectly, of the power to vote, or to direct the voting of, such security or the power to dispose of, or to direct the disposition of, such security. “Governmental Authority” means any federal, state, local, supranational or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority. “Law” means any federal, state, local, supranational or foreign constitution, convention, treaty, law, statute, ordinance, rule, regulation, interpretation, guidance document, directive, policy, order, writ, award, decree, injunction, judgment, stay or restraining order of any Governmental Authority, and any other ruling or decision of, agreement with or by, or any other requirement of, any Governmental Authority. “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Governmental Authority. “Third Party” means any Person other than: (a) any Member, (b) the Company or (c) any Affiliates of any of the foregoing. 21. Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement, or in any Exhibit or Schedule hereto are for reference purposes only and shall not

17 affect in any way the meaning or interpretation of this Agreement, or such Exhibit or Schedule. Unless the context otherwise requires, references to a “party” or to “parties” shall be references to a party or the parties hereto. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or,” when used in this Agreement, has the inclusive meaning represented by the phrase “and/or.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to the “date hereof” refer to the date of this Agreement. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any Exhibit or Schedule to this Agreement, and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or statute defined or referred to herein or in any Contract that is referred to herein means (a) in the case of any statute, such statute and any comparable statute that from time to time replaces such statute by succession and (b) in the case of any Contract, such Contract and all amendments, modifications and attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. 22. Governing Law. This Agreement and any dispute, controversy or claim arising hereunder on in connection herewith shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles that would otherwise require the applicable of the Laws of a jurisdiction other than the State of New York; provided that the Laws of the State of Delaware shall apply hereto with respect to matters governed by the Delaware Act or the internal affairs doctrine, or otherwise subject to the provisions of the Delaware Act, without regard to the conflicts of law principles that would otherwise require the applicable of the Laws of a jurisdiction other than the State of Delaware. 23. Jurisdiction. 23.1 Each party irrevocably submits to the exclusive jurisdiction of (a) the state courts of New York located in New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of New York located in New York County. Each party further agrees that service of any process, summons, notice or document by the U.S. registered mail to such party’s respective address set forth pursuant to Section 24 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 23. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the state courts of New York located in New York County, and (ii)

18 the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. 23.2 EACH PARTY WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. Each party (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party has been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 23.2. 23.3 Except for any express right to indemnity providing otherwise under any Material Agreement or in this Agreement, each party waives (a) with the exception of relief mandated by statute, any claim to punitive, exemplary, or multiplied damages and (b) any claim for attorney fees, costs and prejudgment interest. 23.4 The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts of New York located in New York County, and the United States District Court for the Southern District of New York, this being in addition to any other remedy to which they are entitled at law or in equity and as further set forth in this Section 23. 24. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) three Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, (d) upon transmission, if sent by facsimile or email transmission prior to 6:00 p.m., local time, in the place of receipt and receipt is confirmed or (e) on the next Business Day following transmission, if sent by facsimile or email transmission after 6:00 p.m., local time, in the place of receipt and receipt is confirmed; provided that the notice or other communication is sent to the address, facsimile number or email address set forth beneath the name of such Member in Schedule A (or to such other address, facsimile number or email address as such Member shall have specified in a written notice to the other Members and the Company, as a result of which Schedule A shall be automatically amended) and, in the case of the Company, to the address, facsimile number or email address determined in accordance with Section 2. 25. Entire Agreement. This Agreement and the documents and agreements contemplated in this Agreement constitute the entire agreement with the Members with regard to the subject matter hereof and thereof.

19 26. Benefits. Except as expressly provided herein, this Agreement is entered into for the sole and exclusive benefit of the Members and will not be interpreted in such a manner as to give rise to or create any rights or benefits of or for any Person not a party hereto. 27. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. 28. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. [Remainder of page left intentionally blank; Signature page follows]

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Quell Intellectual Property Corp., LLC IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Limited Liability Company Agreement as of the day and year first written above. MEMBER: NEUROMETRIX, INC. By: Name: Title: PRIOR MEMBER: GSK CONSUMER HEALTHCARE SARL By: Name: Title:

SCHEDULE A MEMBERS Member Name Mailing Address Percentage of Working Capital Contributions Membership Interest NeuroMetrix NeuroMetrix, Inc. 4b Gill St. Woburn, MA 01801 Attention: Shai N. Gozani Fax: 781-663-3820 Email: Shai_Gozani@neurometrix.com 100% 100%

DocuSign Envelope ID: 364E8D32-B2D4-46FC-8EF8-D998B66CECA9

Annex F

Initial SEC Filing

Item 1.02 Termination of a Material Definitive Agreement

On June xx, 2021 NeuroMetrix, Inc. (the "Company" or "NeuroMetrix") entered into a Termination Agreement with GSK Consumer Healthcare SARL, (formerly known as GSK Consumer Healthcare S.A. and as Novartis Consumer Health S.A.), a societe' à responsabilité limitée organized under the laws of Switzerland ("GSK"), pursuant to which the parties terminated the Development and Services Agreement dated January 12, 2018, as amended on December 6, 2018, and related agreements which provided GSK with license and intellectual property rights for the development, regulatory approval and commercialization of the Quell technology for markets outside the United States. Under terms of the Termination Agreement, GSK transferred back to NeuroMetrix all of GSK's rights, title and interest in the Quell technology related to markets outside the United States, including technology improvements and intellectual property. NeuroMetrix agreed to make royalty payments to GSK ranging between 5% and 8% for a ten-year period based on net sales of Quell devices that are available to consumers for purchase without a prescription from a licensed medical professional in markets outside the United States.

A copy of the Termination Agreement will be filed as an exhibit to the Company's Quarterly Report on Form 10Q for the quarter ended June 30, 2021.

Execution version NY: 1289550-3 BILL OF SALE This BILL OF SALE (this “Bill of Sale”) is made as of June ___, 2021, between GSK Consumer Healthcare SARL, a société à responsabilité limitée organized under the laws of Switzerland (“GSK”), and NeuroMetrix, Inc., a Delaware corporation (“NeuroMetrix”). W I T N E S S E T H WHEREAS, GSK and NeuroMetrix have entered into that certain Termination Agreement, dated as of June ___, 2021 (the “Termination Agreement”), pursuant to which GSK has agreed to convey, deliver, transfer and assign to NeuroMetrix all right, title and interest in, to and under all of the Transferred Assets in consideration of the royalty payments to be made by and the other covenants of, NeuroMetrix under the Termination Agreement, all upon the terms and subject to the conditions set forth therein. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GSK and NeuroMetrix, intending to be legally bound hereby, do hereby agree as follows: 1. Defined Terms; Interpretation. Capitalized terms used but not defined herein shall have the meanings given to them in the Termination Agreement. This Bill of Sale shall be interpreted in accordance with the rules of construction set forth in Section 1.2 of the Termination Agreement. 2. Transfer and Assignment of Assets. Pursuant to the terms and subject to the conditions of the Termination Agreement, GSK does hereby convey, deliver, transfer and assign to NeuroMetrix and its successors and assigns, and NeuroMetrix does hereby take delivery of and acquire from GSK, all of GSK’s right, title and interest in, to and under the Transferred Assets. 3. Construction; Successors. Nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions set forth in the Termination Agreement nor shall this Bill of Sale reduce, expand or enlarge any remedies under the Termination Agreement. This Bill of Sale is intended only to effect the assignment, transfer, conveyance and delivery of the Transferred Assets by GSK to NeuroMetrix pursuant to the Termination Agreement and shall be governed entirely in accordance with the terms and conditions of the Termination Agreement. This Bill of Sale shall be binding upon and inure solely to the benefit of GSK, NeuroMetrix and their respective successors and assigns in accordance with the terms of the Termination Agreement. 4. Governing Law; Amendment. THIS BILL OF SALE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE APPLICABLE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE APPLICABLE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF APPLICABLE LAWS THEREOF. This Bill of Sale may not be waived or amended except by an instrument in writing signed on behalf of each of the parties hereto.

5. Counterparts. This Bill of Sale may be executed in one or more counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format), all of which shall be considered one and the same Bill of Sale and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. [Signature Page Follows]

[Signature Page to Bill of Sale] IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale to be executed as of the date first written above. GSK CONSUMER HEALTHCARE SARL By: Name: Title: NEUROMETRIX, INC. By: Name: Title: Electronically signed by: Isabelle Gundel Reason: I am signing for the reasons as stated in the document. Date: Jun 30, 2021 11:38 GMT+2 Senior Patent Attorney Isabelle Gundel Electronically signed by: Mark van Emst Reason: I am signing for the reasons as stated in the document. Date: Jun 30, 2021 12:45 GMT+2 Legal Director Mark van Emst

Execution version NY: 1289561-3 PATENT ASSIGNMENT AGREEMENT This PATENT ASSIGNMENT AGREEMENT (this “Agreement”) is made as of June ___, 2021, between GSK Consumer Healthcare SARL, a société à responsabilité limitée organized under the laws of Switzerland (“Assignor”), and NeuroMetrix, Inc., a Delaware corporation (“Assignee”) (each, a “Party” and together, the “Parties”). WHEREAS, pursuant to that certain Termination Agreement between Assignor and Assignee, dated as of June ___, 2021 (the “Termination Agreement”), among other things, Assignor has agreed to convey, deliver, transfer and assign to Assignee all right, title and interest in, to and under all of the Transferred Assets, including the patents and patent rights listed on Annex A hereto (collectively, the “Assigned Patents”); and WHEREAS, the Parties agreed to enter into this Agreement pursuant to which Assignor shall assign to Assignee all of Assignor’s right, title and interest in, to and under the Assigned Patents. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: 1. Defined Terms; Interpretation. Capitalized terms used but not defined herein shall have the meanings given to them in the Termination Agreement. This Agreement shall be interpreted in accordance with the rules of construction set forth in Section 1.2 of the Termination Agreement. 2. Assignment. Assignor hereby conveys, delivers, transfers and assigns to Assignee, its successors and assigns, all of Assignor’s right, title and interest in, to and under the Assigned Patents, including the priority claim, if any, in the Assigned Patents, and any continuations, continuations-in-part, divisionals, reissues, reexaminations and renewals thereof, corresponding supplementary protection certificates and the like and extensions thereof. 3. Due Authorization. Assignor hereby authorizes and requests any official of any state or foreign country whose duty it is to issue intellectual property registrations, to issue all registrations from any applications for registration included in the Assigned Patents to Assignee. 4. Construction; Successors. Nothing contained in this Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions set forth in the Termination Agreement nor shall this Agreement reduce, expand or enlarge any remedies under the Termination Agreement. This Agreement and shall be governed entirely in accordance with the terms and conditions of the Termination Agreement. This Agreement shall be binding upon and inure solely to the benefit of Assignor, Assignee and their respective successors and assigns in accordance with the terms of the Termination Agreement. 5. Governing Law; Amendment. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE APPLICABLE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE APPLICABLE LAWS

2 THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF APPLICABLE LAWS THEREOF. This Agreement may not be waived or amended except by an instrument in writing signed on behalf of each of the Parties. 6. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. [Signature Page Follows]

[Signature Page to Patent Assignment Agreement] IN WITNESS WHEREOF, the Parties have executed this Patent Assignment Agreement on the date set forth above. ASSIGNOR: GSK CONSUMER HEALTHCARE SARL By: Name: Title: ASSIGNEE: NEUROMETRIX, INC. By: Name: Title: Electronically signed by: Isabelle Gundel Reason: I am signing for the reasons as stated in the document. Date: Jun 30, 2021 11:35 GMT+2 Senior Patent Attorney Isabelle Gundel Electronically signed by: Mark van Emst Reason: I am signing for the reasons as stated in the document. Date: Jun 30, 2021 12:42 GMT+2 Legal Director Mark van Emst

Annex A Assigned Patents

Execution version SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF QUELL INTELLECTUAL PROPERTY CORP., LLC THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of QUELL INTELLECTUAL PROPERTY CORP., LLC (the “Company”) is entered into as of June ___, 2021, by NeuroMetrix, Inc., a Delaware corporation (“NeuroMetrix”), as the member of the Company (the “Member” and, collectively with any other person or entity that may be admitted as a member of the Company, the “Members”). W I T N E S S E T H WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Delaware Act”), by the filing of a Certificate of Formation with the Secretary of the State of the State of Delaware on December 21, 2017 (the “Certificate”) and the adoption of the initial Limited Liability Company Agreement of the Company on the same date; WHEREAS, NeuroMetrix and GSK Consumer Healthcare SARL, a société à responsabilité limitée organized under the laws of Switzerland formerly known as Novartis Consumer Health S.A., a société anonyme organized under the laws of Switzerland (“GSK”) entered into the Amended and Restated Limited Liability Company Agreement of the Company on January 12, 2018 (the “Original Agreement”); WHEREAS, pursuant to that certain Termination Agreement, dated June ___, 2021 (the “Termination Agreement”), by and between GSK and NeuroMetrix, GSK has agreed to transfer, and effective as of the date hereof and pursuant to a Bill of Sale dated as of the date hereof GSK has transferred, all of its membership interests in the Company, representing 50% of the total membership interests in the Company, to NeuroMetrix, and NeuroMetrix agreed to purchase, and as of the date hereof has accepted the transfer of, all of such membership interests in the Company from GSK; and WHEREAS, as a result of the foregoing, NeuroMetrix desires to amend and restate the Original Agreement in its entirety, in the manner set out in this Agreement to, among other things, reflect that GSK ceased to be a Member and NeuroMetrix is the new sole Member of the Company; NOW, THEREFORE, in consideration of the premises and covenants and provisions herein contained, NeuroMetrix hereby agrees as follows: 1. Name. The name of the limited liability company is Quell Intellectual Property Corp., LLC. The business of the Company may be conducted under that name or, upon compliance with applicable Law, any other name that the Members deem appropriate or advisable, other than any

2 name or trade name belonging to either Member, and in any case as approved by Consent of the Members. 2. Principal Business Office; Registered Agent. The principal business office of the Company shall be located at 1000 Winter Street, Waltham, MA 02451, or such other location as may hereafter be determined by Consent of the Members. The location of the Company’s principal place of business may be changed at any time and from time to time by Consent of the Members. The name and address of the registered agent for service of process for the Company in the State of Delaware shall be the Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware, or such other agent as may be designated by Consent of the Members. 3. Purpose. 3.1 The Company is formed for the sole object and purpose of, and the sole nature of the business to be conducted and promoted by the Company is: (a) to hold all Contributed Assets, as defined in, and as contributed to the Company by NeuroMetrix pursuant to, that certain Contribution Agreement dated December 21, 2017 (the “Contribution Agreement”), and to engage in any activities and transactions related thereto; (b) to own, hold, manage and defend, all of the Contributed Assets; (c) to license to NeuroMetrix certain of the Contributed Assets pursuant to certain license agreements entered into with NeuroMetrix on December 21, 2017 (collectively, the “License Agreements”); (d) to pay the organizational, start-up and routine transactional and maintenance expenses of the Company, including the creation, assumption or incurrence of obligations to pay service providers to the Company and other ordinary course expenses of maintaining its existence and carrying out its various purposes under this Agreement; (e) to accept capital contributions from time to time from the Members; and (f) subject to Section 5, to engage in any lawful act or activity which is incidental to and reasonably necessary or convenient for the accomplishment of the foregoing purposes (including the establishment of bank accounts, the undertaking of any and all commercially reasonable actions to defend the Contributed Assets against any infringement as contemplated by the Material Agreements or any breach of any of the Material Agreements by any party obligated thereunder, in each case in accordance with such Material Agreements, and any and all commercially reasonable actions in connection with any bankruptcy of any Member as reasonably requested by the other Member(s)). 3.2 The Company, by or through both Members acting collectively or, subject to the Consent of the Members, by any Manager on behalf of the Company, may enter into and

3 perform the obligations set forth under the Material Agreements to which it is a party and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, and establish one or more bank accounts. For purposes of this Agreement, “Material Agreements” shall mean (a) the Contribution Agreement and (b) the License Agreements. 3.3 Notwithstanding any provision hereof or any other document governing the formation, management or operation of the Company to the contrary, the Company shall be a “special purpose entity” and shall not perform any act or permit any act to be performed that would be inconsistent with its status as a special purpose entity. 4. Members. 4.1 The name and the mailing address of each Member are as set forth on Schedule A. The Members shall hold membership interests in the Company in the percentages set forth on Schedule A (“Interests”), as such schedule may be amended from time to time by Consent of the Members. 4.2 The Members shall have the power to exercise any and all rights and powers granted to the Members pursuant to the express terms of this Agreement. 4.3 The Members acknowledge and agree that (a) as of the date hereof, and subject to the terms of the Termination Agreement (including the releases contained in Section 5 thereof), GSK has ceased to be a Member of the Company, and (b) the terms of this Agreement shall not apply to GSK other than (i) for purposes of acknowledging such cessation of status as a Member and (ii) as provided in Section 16. 5. Powers of the Company and the Members. 5.1 Subject to this Section 5, the Company (a) shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to, or for the furtherance of, the purposes set forth in Section 3, (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Delaware Act and (c) shall be represented in the taking of such actions by the Managers, in accordance with Section 6, or otherwise as determined by Consent of the Members. 5.2 Unless otherwise expressly provided in this Agreement or as otherwise expressly authorized or delegated by Consent of the Members, and notwithstanding any provision of Law that otherwise so empowers the Company, the Members, any Manager or any other Person, none of the Company or any Member, nor any Manager or any other Person, shall be authorized or empowered, nor shall they permit the Company to take any action or perform any act without the prior Consent of the Members. For purposes of this Agreement, “Consent of the Members” shall mean the unanimous written approval of all Members. 5.3 The Members and the Managers shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if all the Members shall determine that the preservation thereof is no longer desirable for the conduct of the Company’s business and that the loss thereof

4 is not disadvantageous in any material respect to the Company and is not otherwise inconsistent with the terms, obligations and limitations contained herein. The Members and the Managers shall also cause the Company at all times to: (a) remain solvent and pay its debts and liabilities (including, as applicable, fairly allocated obligations in connection with personnel and overhead expenses) from its assets as they become due; (b) subject to Section 5.4(r), maintain an arm’s-length relationship in all dealings with the Members and their respective Affiliates, and only upon terms and conditions that are intrinsically fair and substantially similar to those that would be available at an arm’s-length basis with Third Parties; (c) hold itself out to the public and all other Persons, and identify itself, as a legal entity separate from each of the Members, their respective Affiliates or any other Person, and otherwise not identify itself as a division or part of another Person, including any Member and any of its respective Affiliates, and correct any known misunderstanding regarding its status as a separate entity; (d) maintain adequate financial statements, books, records, bank accounts and other business records (including stationery and invoices) separate and apart from those of any of the Members and their respective Affiliates; (e) allocate fairly and reasonably any shared expenses, including shared office space; (f) act and conduct its business solely in its own name, whether directly or through any agent, without confusing use of any trade names related to any of the Members and their respective Affiliates, or any other Third Party; (g) file its own tax returns (unless prohibited by applicable Law from doing so) and other public documents and filings, separate and apart from any such returns, documents or filings of any of the Members or any of their respective Affiliates or any other Person; (h) strictly comply with all organizational and corporate formalities necessary to maintain its separate existence, and conduct itself so as to avoid any other grounds for exposure as an alter ego of any of the Members or any of their respective Affiliates; (i) preserve its existence as an entity duly organized, validly existing and in good standing under Delaware Law; (j) maintain adequate capital in light of its contemplated business purpose, operations, transactions and liabilities and pay its own expenses from such capital, including the salaries of its own employees, if any; (k) act only pursuant to written consent or by resolutions taken at a duly convened meeting, in each case subject to the approval requirements set forth in this

5 Agreement, and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities; and (l) cause the Managers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company. 5.4 Notwithstanding any other provision of this Agreement and any provision of Law, the Company shall not (and the Members, any Manager or any other Person shall not cause the Company to), without the Consent of the Members: (a) enter into any Contract or any transaction or series of related transactions with any Person (including with any Member or Affiliate thereof); (b) institute or file any proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution or filing of bankruptcy or insolvency proceedings against the Company, or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state Law relating to bankruptcy, insolvency, relief from debts or the protection of debtors, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or take any action that is intended to cause the Company to become insolvent, or declare or effectuate a moratorium on the payment of any of the Company’s obligations, or take any action in furtherance of any of the foregoing; (c) admit in writing the Company’s inability to pay its debts generally as they become due; (d) dissolve or liquidate; (e) change its legal structure, or change its corporate type or otherwise convert its legal status or cease to be a limited liability company; (f) take any action that is inconsistent with the classification of the Company as a corporation for U.S. federal income tax purposes or revoke any election to that effect; (g) incur any indebtedness, or assume or guarantee any indebtedness of any other Person, whether secured or unsecured, direct or indirect, absolute or contingent; (h) grant or suffer to exist any lien, security interest or other encumbrances on any of its assets, for its own behalf or for the benefit of any Member, its respective Affiliates or any other Person; (i) guarantee or otherwise become liable for any indebtedness of any of the Members, their respective Affiliates or any other Person, hold itself out to be responsible for the indebtedness of any other Person, or hold out its credit as being available to satisfy the

6 obligations of any other Person, including any of the Members and any of their respective Affiliates; (j) issue any additional Interest in the Company; (k) acquire any securities or other obligations of any of the Members, any of their respective Affiliates or any other Person; (l) engage in any business other than as set forth in Section 3; (m) commingle or pool Company funds and assets with those of any of the Members, their respective Affiliates, or any other Person; (n) own any assets or property other than (i) the Contributed Assets, and (ii) incidental personal and intangible property related to the ownership of the Contributed Assets; (o) own any subsidiary or make an investment in any Person; (p) fail to do or cause to be done all things necessary to observe organizational formalities and preserve its existence, or amend, modify, or otherwise change the organizational documents of the Company; (q) permit any of the Members or any of their respective Affiliates independent access to its bank accounts; (r) except for the Material Agreements, engage in any transaction with any of the Members or any of their respective Affiliates; (s) initiate any litigation; or (t) take any action in furtherance of any of the foregoing, or agree to do any of the foregoing. 5.5 Failure of the Company, any Member, any Manager or any other Person acting on behalf of the Company, to comply with any of the foregoing provisions in this Section 5 or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or the Managers. 6. Management. 6.1 Managers. (a) Appointment. The Company may have one or more managers (each, a “Manager”), to act on behalf of the Company as such powers may be delegated or authorized only by Consent of the Members. Any Managers shall be designated by Consent of the Members.

7 (b) Removal. Each Manager shall serve until removed and such Manager’s successor is duly designated and qualified or until such Manager’s earlier death, retirement or incapacity. Any Manager may be removed with or without cause by the Member with the right to designate such Manager. Any Manager so removed shall be replaced by a Manager designated by the Member with the right to designate the removed Manager. (c) Resignation. Any Manager may resign at any time by delivering his resignation to the Members in writing or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Members or at the pleasure of the Members. If no such specification is made, it shall be deemed effective at the pleasure of the Members. Any Manager so resigning shall be replaced by a Manager designated by the Member with the right to designate the resigning Manager. (d) Compensation; Expenses. The Managers shall not be entitled to any compensation; provided that the Managers may be paid their reasonable, documented out-of- pocket expenses, if any, incurred in connection with performing their duties. (e) Managers as Agents. The Managers shall have only those powers and shall perform only those actions as may be authorized or delegated by Consent of the Members, and in such event the Managers shall be agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Delaware Act, except as provided in this Agreement, a Manager may not bind the Company. 6.2 Meetings of the Members. (a) Time and Place. The Members may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Members may be held without notice at such time and at such place as shall from time to time be determined by Consent of the Members. Special meetings of the Members may be called by any Member on not less than seventy-two hours’ notice to each other Member by telephone, facsimile, mail, electronic transmission or any other means of communication. (b) Quorum; Actions of the Members. At all meetings of the Members, the presence of all Members shall constitute a quorum for the transaction of business and any such actions may only be approved by Consent of the Members, except where otherwise expressly provided in this Agreement. If a quorum shall not be present at any meeting, the Members present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if all of the Members consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Members. (c) Electronic Communications. Members may participate in meetings by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone

8 conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company. 6.3 Subject to the Consent of the Members, (a) the Company may appoint, employ, or otherwise contract with such other Persons for the transaction of the business of the Company or the performance of services for, or on behalf of, the Company as the Members shall determine, subject to the terms and limitations contained herein and (b) the Members may delegate to any such other Person, such authority to act on behalf of the Company as the Members may from time to time deem appropriate. The agents of the Company shall not be entitled to salaries or other compensation, unless otherwise approved with the Consent of the Members. 7. Capital Contributions. 7.1 The Members shall be required to make additional capital contributions, from time to time, sufficient to cover the expenses related to the maintenance of the Company and its assets, pro rata in accordance with their Interests and in such amounts as shall be determined by the Members (each, a “Working Capital Contribution” and, together with any other capital contribution to the Company, the “Capital Contributions”). In the event that any Member (a “Contributing Member”), in its reasonable judgment, determines that a Working Capital Contribution would be necessary to cover the expenses described in this Section 7.1, the Contributing Member shall give notice of such determination to the other Member(s) (a “Contribution Notice”), specifying the aggregate amount of the proposed Working Capital Contribution and the pro rata portion to be so contributed by such other Member(s) (each, a “Notified Member”), and such Notified Member(s) shall be required to make its (their) respective pro rata portion of such Working Capital Contributions within 20 days following receipt of such Contribution Notice. In case a Notified Member fails to make such pro rata share of a Working Capital Contribution within such 20-day period, the Contributing Member shall be entitled to make such Capital Contribution itself in lieu of such Notified Member and, in case such Working Capital Contributions are finally determined to have been necessary in accordance with Section 23, the Contributing Member shall be entitled to recover such amount from the Notified Member, together with interest on such amount from the end of the 20-day period specified in the relevant Contribution Notice until the actual date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing. 7.2 Other than the Working Capital Contributions as set forth in Section 7.1, the Members may (with the Consent of the Members), but are not required to, make any additional Capital Contribution or otherwise provide any additional funds to the Company. To the extent that the Members make any additional Capital Contribution to the Company (including any amounts made pursuant to Section 7.1), the Members shall revise the books and records of the Company to reflect such Capital Contribution. The provisions of this Agreement, including this Section 7.2, are intended to benefit the Members and, to the fullest extent permitted by Law, shall not be construed as conferring any benefit upon any creditor of the Company (and no other creditor of the Company shall be a third-party beneficiary of this Agreement). The Members shall not have any duty or obligation to any creditor of the Company

9 to make any Capital Contribution to the Company or to issue any call for capital pursuant to this Agreement. 7.3 No Member shall have the right to receive the return of all or any part of any Capital Contribution or capital account, or any other distribution. No Member shall have any right to demand and receive property of the Company in exchange for all or any portion of its Capital Contributions, except as provided in Section 18 upon dissolution and liquidation of the Company. No interest or preferred return shall accrue or be paid on any Capital Contribution or capital account. 8. Tax Status. The Company has elected to be classified as a corporation for U.S. federal income tax purposes from the date of its formation and such election has not been revoked, modified or terminated. The Members shall file all tax returns, information statements and similar documents in accordance with such classification of the Company for all U.S. federal, state and local income tax purposes unless otherwise notified by the Company that the Members have revoked such election in accordance with Section 5.4(f). 9. Distributions. Distributions shall be made to the Members at the times and in the amounts determined by Consent of the Members; provided that no distribution shall be made in violation of the Delaware Act. 10. Transfers of Interests. 10.1 No Member shall transfer, sell, assign, exchange, pledge, hypothecate, encumber, grant a security interest in or lien over, gift or otherwise dispose of in any manner, whether voluntary or involuntary, directly or indirectly, any legal, beneficial or other interest in (any of the foregoing actions, a “Transfer,” with correlative meanings given to the terms “Transferring,” “Transferred,” “Transferee” and “Transferor”), any Interest in the Company, except in accordance with the provisions of this Section 10. 10.2 Notwithstanding any other provision in this Section 10, no Member shall be permitted to (a) pledge, hypothecate or encumber (i) any or all Interests in the Company owned by such Member or (ii) any direct or indirect legal or beneficial ownership interest of any form or type in such Member’s Interests or (b) grant any form of security interest in (i) Interests in the Company owned by such Member or (ii) any direct or indirect legal or beneficial ownership interest of any form or type in such Member’s Interests, in each case ((a) or (b)) to secure indebtedness of such Member, one or more of its direct or indirect legal or beneficial owners or any other Person and owing to a bank, financial institution, institutional investor or any other Person. 10.3 Any Transfer permitted by this Section 10 shall be subject to the following:

10 (a) No Transfer of any Interest in the Company may be made if such Transfer would cause or result in a breach of any Contract binding upon the Company or of then applicable rules and regulations of any Governmental Authority having jurisdiction over such Transfer. (b) In the event of any Transfer, (i) there shall be filed with the Company a duly executed and acknowledged counterpart instrument effecting such Transfer, and (ii) the Transferee shall execute a counterpart of or other writing agreeing to be bound by this Agreement, and such additional documents and instruments as shall be reasonably required by the Company. The Company shall not recognize any such Transfer unless and until all such instruments are so executed and filed. 10.4 Any attempt by a Member or one or more of its direct or indirect legal or beneficial owners to Transfer any of its Interests in the Company without compliance with Section 10.2 and Section 10.3 shall be null and void ab initio and the Company shall not give any effect to such attempted Transfer in its books and records, and such purported Transferee shall not be recognized or treated as a Member for any purpose. In the event any Member shall at any time Transfer an Interest in the Company in contravention of any of the provisions of this Agreement, then the Company and each other Member shall, in addition to all rights and remedies at law and equity, be entitled to seek, without any requirement to post a bond or other security, a decree or order restraining and enjoining such transaction, and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law; it being expressly hereby acknowledged and agreed by the Members that damages at law would be an inadequate remedy for a breach or threatened breach or other violation of the provisions concerning such transaction set forth in this Agreement. 10.5 Upon any Transfer of any Interest and subject to the execution by the Transferee of a counterpart of or other writing agreeing to be bound by this Agreement, (a) the Transferee, if not already a Member, shall be for all purposes of this Agreement deemed a Member, and (b) the Transferor Member shall cease to be a Member as to the Transferred Interests for all purposes of this Agreement. 11. Withdrawal and Resignation. So long as a Member continues to hold any Interests, such Member shall not have the ability to withdraw or resign as a Member or withdraw such Member’s capital from the Company prior to the dissolution and winding up of the Company, and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. In furtherance of the foregoing, no Member shall be entitled to any distribution under Section 18-604 of the Delaware Act or any other provision of the Delaware Act whether upon the disassociation of such Member from the Company or otherwise. As soon as any Person who is a Member ceases to hold any Interests, such Person shall no longer be a Member.

11 12. Admission of Additional Members. Subject to Section 10, one or more additional Members of the Company may be admitted to the Company with the Consent of the Members. 13. Limited Liability. Except as otherwise expressly provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Members nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company. 14. Books and Records. The Managers shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Managers. The Members and their respective duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Managers on behalf of the Company, shall not have the right to keep confidential from the Members any information that the Managers would otherwise be permitted to keep confidential from the Members pursuant to Section 18-305(c) of the Delaware Act. The Company’s books of account shall be kept using the method of accounting determined by the Consent of the Members. The Company’s auditor, if any, shall be a public accounting firm selected by the Consent of the Members. 15. Tax Returns. The Managers shall cause the income tax and information returns, if any, for the Company to be prepared and timely filed with the appropriate authorities. All such tax returns shall be filed in a manner consistent with the classification of the Company pursuant to this Agreement (including any classification other than as a corporation, if applicable, as a result of an election or revocation made in accordance with Section 5.4(f)). The Company shall provide a copy of each such tax return to each Member before filing. 16. Indemnification. 16.1 Exculpation. (a) For purposes of this Agreement, the term “Covered Persons” means any Manager, the Members, any Affiliate of a Manager or the Members and any officers, directors, shareholders, equity holders, security holders, partners or employees of a Manager or the Members, and the respective Affiliates of any of the foregoing, and any officer, employee or expressly authorized agent of the Company or its Affiliates. (b) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed (whether or not constituting negligence) or omitted by such Covered Person in good

12 faith on behalf of the Company (and in the case of a Member, solely in its capacity as a Member of the Company) and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. The Members, acting solely in their capacities as Members of the Company, shall not be liable to the Company or to any other Covered Person for any loss, damage or claim incurred by reason of any act or omission (whether or not constituting negligence or gross negligence) performed or omitted by the Members in good faith, except that a Member shall be liable for any such loss, damage or claim incurred as a result of any breach by such Member of this Agreement. (c) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within the professional or expert competence of such Person and who or which has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid. 16.2 Duties and Liabilities of Covered Persons. (a) The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person. (b) To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, and notwithstanding any duty otherwise existing at law or in equity, each Member and each Manager and, to the extent applicable, each other Covered Person, shall owe fiduciary duties (including the duty of care and the duty of loyalty) to the Company when acting or otherwise voting on any matter requiring the Consent of the Members pursuant to Section 5.4 or any action or matter that would be in contravention of the provisions of Section 5.3, and in each such case no interests other than the interests of the Company shall be considered by such Member, Manager or Covered Person, as the case may be. (c) To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, other than as provided in Section 16.2(b) or as otherwise expressly provided in this Agreement, no Covered Person shall owe any fiduciary duties (including the duty of care and the duty of loyalty) to the Company or any other Covered Person in the performance of their duties and exercising their rights hereunder or otherwise. (d) Except in the cases set forth in Section 16.2(b), whenever in this Agreement a Covered Person is permitted or required to make a decision in its “discretion” or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider, in addition to the Company’s best interests, such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, any other Person.

13 (e) The provisions of this Section 16.2 shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable Law. (f) All provisions of this Section 16 shall apply to any former Member or Manager of the Company for all actions or omissions taken while such Person was the Member or a Manager, as applicable, of the Company to the same extent as if such Person were still the Member or a Manager, as applicable, of the Company. 16.3 Indemnification. To the fullest extent permitted by applicable Law, any Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission (whether or not constituting negligence) performed or omitted by such Covered Person in good faith on behalf of the Company (and in the case of any Member, solely in its capacity as a Member of the Company) and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person (other than the Members acting solely in their capacities as Members) shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 16 shall be provided out of, and to the extent of, Company assets only, and no Covered Person shall have any personal liability on account thereof; provided, further, that no such indemnification shall be provided in respect of any act or omission of any Member that would constitute a breach by such Member of this Agreement or any Material Agreement. 16.4 Expenses. To the fullest extent permitted by applicable Law, reasonable, documented out-of-pocket expenses (including reasonable attorney fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding in which such Covered Person is a party or is otherwise involved in its capacity as a Covered Person shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 16. 17. Amendment; Waivers. 17.1 No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed by all Members, and any such amendment or modification shall be binding on all the parties. 17.2 No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver

14 thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. 18. Dissolution. 18.1 Subject to Sections 5.4 and 18.4, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (a) the Consent of the Members, (b) at any time there are no Members of the Company, unless the Company is continued in accordance with Section 18-801(a)(4) of the Delaware Act, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act, following any action with respect thereto taken by the Members pursuant to and in accordance with the terms of this Agreement. 18.2 In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Delaware Act. 18.3 The Company shall terminate when (a) all of the assets of the Company (after payment of or due provision for all debts, liabilities and obligations of the Company as described in Section 18.2 and in Section 18-804 of the Delaware Act) shall have been distributed to the Members in the manner provided for in this Agreement and the Delaware Act and (b) the Certificate shall have been canceled in the manner required by the Delaware Act. 18.4 Upon the occurrence of any event that causes any Member to cease to be a Member of the Company (other than upon a Transfer by the Member of all of its Interests in the Company and the admission of the Transferee pursuant to Section 10), the remaining Member(s) shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, continue the Company without dissolution. 19. Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by Law, each of the Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable Law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Members shall not have any interest in any specific assets of the Company, and the Members shall not have the status of a creditor with respect to any distribution pursuant to Section 9. The Interest of any Member in the Company is personal property. 20. Certain Defined Terms. In addition to the terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms shall have the corresponding meanings set forth below:

15 “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such first Person; provided that, for purposes of this Agreement, the Company shall not be deemed to be an Affiliate of any Member. “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York City are permitted or required by applicable Law to remain closed. “Contracts” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement, distribution agreement or other legally binding contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written. “Control” including its various tenses and derivatives (such as “Controlled” and “Controlling”) means (a) when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by Contract or otherwise, and (b) when used with respect to any security, the possession, directly or indirectly, of the power to vote, or to direct the voting of, such security or the power to dispose of, or to direct the disposition of, such security. “Governmental Authority” means any federal, state, local, supranational or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority. “Law” means any federal, state, local, supranational or foreign constitution, convention, treaty, law, statute, ordinance, rule, regulation, interpretation, guidance document, directive, policy, order, writ, award, decree, injunction, judgment, stay or restraining order of any Governmental Authority, and any other ruling or decision of, agreement with or by, or any other requirement of, any Governmental Authority. “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Governmental Authority. “Third Party” means any Person other than: (a) any Member, (b) the Company or (c) any Affiliates of any of the foregoing. 21. Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement, or in any Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, or such Exhibit or Schedule. Unless the context otherwise requires, references to a “party” or to “parties” shall be references to a party or the parties hereto. Whenever the words “include”, “includes” or “including” are

16 used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or,” when used in this Agreement, has the inclusive meaning represented by the phrase “and/or.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to the “date hereof” refer to the date of this Agreement. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any Exhibit or Schedule to this Agreement, and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or statute defined or referred to herein or in any Contract that is referred to herein means (a) in the case of any statute, such statute and any comparable statute that from time to time replaces such statute by succession and (b) in the case of any Contract, such Contract and all amendments, modifications and attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. 22. Governing Law. This Agreement and any dispute, controversy or claim arising hereunder on in connection herewith shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles that would otherwise require the applicable of the Laws of a jurisdiction other than the State of New York; provided that the Laws of the State of Delaware shall apply hereto with respect to matters governed by the Delaware Act or the internal affairs doctrine, or otherwise subject to the provisions of the Delaware Act, without regard to the conflicts of law principles that would otherwise require the applicable of the Laws of a jurisdiction other than the State of Delaware. 23. Jurisdiction. 23.1 Each party irrevocably submits to the exclusive jurisdiction of (a) the state courts of New York located in New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of New York located in New York County. Each party further agrees that service of any process, summons, notice or document by the U.S. registered mail to such party’s respective address set forth pursuant to Section 24 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 23. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the state courts of New York located in New York County, and (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court

17 that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. 23.2 EACH PARTY WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. Each party (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party has been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 23.2. 23.3 Except for any express right to indemnity providing otherwise under any Material Agreement or in this Agreement, each party waives (a) with the exception of relief mandated by statute, any claim to punitive, exemplary, or multiplied damages and (b) any claim for attorney fees, costs and prejudgment interest. 23.4 The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts of New York located in New York County, and the United States District Court for the Southern District of New York, this being in addition to any other remedy to which they are entitled at law or in equity and as further set forth in this Section 23. 24. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) three Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, (d) upon transmission, if sent by facsimile or email transmission prior to 6:00 p.m., local time, in the place of receipt and receipt is confirmed or (e) on the next Business Day following transmission, if sent by facsimile or email transmission after 6:00 p.m., local time, in the place of receipt and receipt is confirmed; provided that the notice or other communication is sent to the address, facsimile number or email address set forth beneath the name of such Member in Schedule A (or to such other address, facsimile number or email address as such Member shall have specified in a written notice to the other Members and the Company, as a result of which Schedule A shall be automatically amended) and, in the case of the Company, to the address, facsimile number or email address determined in accordance with Section 2. 25. Entire Agreement. This Agreement and the documents and agreements contemplated in this Agreement constitute the entire agreement with the Members with regard to the subject matter hereof and thereof.

18 26. Benefits. Except as expressly provided herein, this Agreement is entered into for the sole and exclusive benefit of the Members and will not be interpreted in such a manner as to give rise to or create any rights or benefits of or for any Person not a party hereto. 27. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. 28. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. [Remainder of page left intentionally blank; Signature page follows]

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Quell Intellectual Property Corp., LLC IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Limited Liability Company Agreement as of the day and year first written above. MEMBER: NEUROMETRIX, INC. By: Name: Title: PRIOR MEMBER: GSK CONSUMER HEALTHCARE SARL By: Name: Title: Electronically signed by: Isabelle Gundel Reason: I am signing for the reasons as stated in the document. Date: Jun 30, 2021 11:37 GMT+2 Senior Patent Attorney Isabelle Gundel Electronically signed by: Mark van Emst Reason: I am signing for the reasons as stated in the document. Date: Jun 30, 2021 12:44 GMT+2 Legal Director Mark van Emst

SCHEDULE A
MEMBERS

Member Name	Mailing Address	Percentage of Working Capital Contributions	Membership Interest
NeuroMetrix	NeuroMetrix, Inc. 4b Gill St. Woburn, MA 01801 Attention: Shai N. Gozani Fax: 781-663-3820 Email: Shai_Gozani@neurometrix.com	100%	100%

A-1